SECOND AMENDED SCHEDULE I
                                                              TO THE BASE

INDENTURE

                                                        AS OF SEPTEMBER 15, 1998

                                DEFINITIONS LIST

      "Accrued Amounts" means, with respect to any Series of Notes (or any class of such Series of Notes), on any date of determination, the sum of (i) accrued and unpaid interest on the Notes of such Series of Notes (or the applicable class thereof) as of such date, plus any Swap Payments payable by AFC-II with respect to such Series of Notes and (ii) the product of (A) the sum of all other accrued and unpaid Trustee fees and other fees and expenses and indemnity amounts, if any, payable by AFC-II under the Indenture and/or the Related Documents on such date, times (B) a fraction, the numerator of which is the Invested Amount of such Series of Notes (or the applicable class thereof) on such date and the denominator of which is the Aggregate Invested Amount of all Series of Notes on such date.

      "Accumulation Period" means, with respect to any Series of Notes, the period, if any, specified in the applicable Supplement.

      "Administration Agreement" means the Administration Agreement, dated as of July 30, 1997, by and among the Administrator, AESOP Leasing, AESOP Leasing II, AFC-II and the Trustee, as amended, modified or supplemented from time to time in accordance with its terms.

      "Administrator" means ARAC, in its capacity as administrator under the Administration Agreement, or any successor Administrator thereunder.

      "Administrator Default" means any of the events described in Section 13(c) of the Administration Agreement.

      "AESOP Exchange Agreement Termination Event" has the meaning assigned to such term in the Master Exchange Agreement.

      "AESOP I Finance Lease Loan Agreement" means the Loan Agreement, dated as of July 30, 1997, between AFC-II, as lender thereunder, and AESOP Leasing, as the borrower thereunder, relating to the financing of Vehicles to be leased under the Finance Lease, as such Loan Agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

      "AESOP I Finance Lease Loan Agreement Borrowing Base" means, on any date of determination, the sum of the AESOP I Finance Lease Loan Agreement Program Vehicle
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Borrowing Base and the AESOP I Finance Lease Loan Agreement Non-Program Vehicle
Borrowing Base on such date.

      "AESOP I Finance Lease Loan Agreement Non-Program Vehicle Borrowing Base" means, on any date of determination, without duplication, the sum of (i) the Capitalized Cost of new Non-Program Vehicles being leased under the Finance Lease on such date and the Net Book Value of all Non-Program Vehicles (other than new Vehicles) leased under the Finance Lease that are Eligible Vehicles on such date, plus (ii) all amounts receivable, as of such date, by ARAC or AESOP Leasing from any person or entity in connection with the auction, sale or other disposition of Non-Program Vehicles leased under the Finance Lease that were at the time of disposition Eligible Vehicles, plus (iii) all accrued and unpaid Monthly Base Rent and Supplemental Rent with respect to Non-Program Vehicles leased under the Finance Lease (other than amounts specified in clause (ii) above), minus (iv) the Finance Lease Non-Program Vehicle Ineligible Asset Amount, if any.

      "AESOP I Finance Lease Loan Agreement Program Vehicle Borrowing Base" means, on any date of determination, without duplication, the sum of (i) the Capitalized Cost of new Program Vehicles being leased under the Finance Lease on such date and the Net Book Value of all Program Vehicles (other than new Vehicles) leased under the Finance Lease that are Eligible Vehicles on such date, plus (ii) all amounts receivable, as of such date, by ARAC or AESOP Leasing from Manufacturers under and in accordance with their respective Eligible Manufacturer Programs with respect to Program Vehicles leased under the Finance Lease that were at the time of disposition Eligible Vehicles, plus (iii) all amounts (other than amounts specified in clause (ii) above) receivable, as of such date, by ARAC or AESOP Leasing from any person or entity in connection with the auction, sale or other disposition of Program Vehicles leased under the Finance Lease that were at the time of disposition Eligible Vehicles, plus (iv) all accrued and unpaid Monthly Base Rent and Supplemental Rent with respect to Program Vehicles leased under the Finance Lease (other than amounts specified in clauses (ii) and (iii) above), minus (v) the Finance Lease Program Vehicle Ineligible Asset Amount, if any.

      "AESOP I Finance Lease Loan Collateral" means all the property and rights on or in which a Lien is granted to the Lender to secure all or any of the Liabilities under the AESOP I Finance Lease Loan Agreement pursuant to Section 7.1(a) of the AESOP I Finance Lease Loan Agreement, or under any other instruments, agreements or documents provided for in the AESOP I Finance Lease Loan Agreement or delivered or to be delivered thereunder or in connection therewith.

      "AESOP I Finance Lease Loan Event of Default" means any of the events described in Section 12.1 of the AESOP I Finance Lease Loan Agreement.

      "AESOP I Loan Agreements" means the AESOP I Operating Lease Loan Agreement and the AESOP I Finance Lease Loan Agreement.

      "AESOP I Loan Collateral" means the AESOP I Operating Lease Loan Collateral and the AESOP I Finance Lease Loan Collateral.
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      "AESOP I Loan Event of Default" means an AESOP I Operating Lease Loan
Event of Default or an AESOP I Finance Lease Loan Event of Default.

      "AESOP I Operating Lease" means the Master Motor Vehicle Operating Lease Agreement, dated as of July 30, 1997, among AESOP Leasing, as the lessor thereunder, ARAC, as a lessee thereunder and as Administrator, and any other Person who becomes a party thereto pursuant to Section 24 thereof, as a lessee thereunder, and ARC, as the guarantor thereunder, as amended and restated as of September 15, 1998, and as it may be further amended, modified or supplemented from time to time in accordance with its terms.

      "AESOP I Operating Lease Commencement Date" is defined in Section 3.2 of the AESOP I Operating Lease.

      "AESOP I Operating Lease Event of Default" is defined in Section 18.1 of the AESOP I Operating Lease.

      "AESOP I Operating Lease Expiration Date" is defined in Section 3.2 of the AESOP I Operating Lease.

      "AESOP I Operating Lease Loan Agreement" means the Loan Agreement, dated as of July 30, 1997, among AFC-II, as lender thereunder, AESOP Leasing, as the borrower thereunder, and PVHC and Quartx, each as a Permitted Nominee of AESOP Leasing, relating to the financing of Vehicles to be leased under the AESOP I Operating Lease, as amended and restated as of September 15, 1998, and as it may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

      "AESOP I Operating Lease Loan Agreement Borrowing Base" means, on any date of determination, the sum of the AESOP I Operating Lease Loan Agreement Program Vehicle Borrowing Base and the AESOP I Operating Lease Loan Agreement Non-Program Vehicle Borrowing Base on such date.

      "AESOP I Operating Lease Loan Agreement Non-Program Vehicle Borrowing Base" means, on any date of determination, without duplication, the sum of (i) the Capitalized Cost of new Non-Program Vehicles being leased under the AESOP I Operating Lease on such date and the Net Book Value of all Non-Program Vehicles (other than new Vehicles) leased under the AESOP I Operating Lease that are Eligible Vehicles on such date, plus (ii) all amounts receivable, as of such date, by AESOP Leasing from any person or entity in connection with the auction, sale or other disposition of Non-Program Vehicles leased under the AESOP I Operating Lease that were at the time of disposition Eligible Vehicles, plus
(iii) all accrued and unpaid Monthly Base Rent and Supplemental Rent with respect to Non-Program Vehicles leased under the AESOP I Operating Lease (other than amounts specified in clause (ii) above), minus (iv) the AESOP I Operating Lease Non-Program Vehicle Ineligible Asset Amount, if any.

      "AESOP I Operating Lease Loan Agreement Program Vehicle Borrowing Base" means, on any date of determination, without duplication, the sum of (i) the Capitalized
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Cost of new Program Vehicles being leased under the AESOP I Operating Lease on such date and the Net Book Value of all Program Vehicles (other than new Vehicles) leased under the AESOP I Operating Lease that are Eligible Vehicles on such date, plus (ii) all amounts receivable, as of such date, by AESOP Leasing from Manufacturers under and in accordance with their respective Eligible Manufacturer Programs with respect to Program Vehicles leased under the AESOP I Operating Lease that were at the time of disposition Eligible Vehicles and not Relinquished Vehicles, plus (iii) with respect to Relinquished Vehicles, the lesser of (x) $125,000,000 and (y) the Relinquished Vehicle Borrowing Base Component on such date, plus (iv), all amounts receivable, as of such date, by AESOP Leasing from Manufacturers under and in accordance with their respective Eligible Manufacturer Programs in respect of Reconveyed Receivables, plus (v) all amounts (other than amounts specified in clauses (ii), (iii)and (iv) above) receivable, as of such date, by AESOP Leasing from any person or entity in connection with the auction, sale or other disposition of Program Vehicles leased under the AESOP I Operating Lease that were at the time of disposition Eligible Vehicles, plus (vi) all accrued and unpaid Monthly Base Rent and Supplemental Rent with respect to Program Vehicles leased under the AESOP I Operating Lease (other than amounts specified in clauses (ii), (iii), (iv) and (v) above), minus (vii) the AESOP I Operating Lease Program Vehicle Ineligible Asset Amount, if any.

      "AESOP I Operating Lease Loan Collateral" means all the property and rights on or in which a Lien is granted to the Lender to secure all or any of the Liabilities under the AESOP I Operating Lease Loan Agreement pursuant to
Section 7.1(a) of the AESOP I Operating Lease Loan Agreement, or under any other instruments, agreements or documents provided for in the AESOP I Operating Lease Loan Agreement or delivered or to be delivered thereunder or in connection therewith; other than any such property released from such lien pursuant to
Section 7.3 of the AESOP I Operating Lease Loan Agreement.

      "AESOP I Operating Lease Loan Event of Default" means any of the events described in Section 12.1 of the AESOP I Operating Lease Loan Agreement.

      "AESOP I Operating Lease Non-Program Vehicle Ineligible Asset Amount" means, as of any date of determination, an amount equal to the sum, without duplication, of (a) the aggregate of all amounts specified in clause (ii) of the definition of "AESOP I Operating Lease Loan Agreement Non-Program Vehicle Borrowing Base" which are unpaid more than thirty (30) days past the applicable disposition date, plus (b) the aggregate of all amounts specified in clause
(iii) of the definition of "AESOP I Operating Lease Loan Agreement Non-Program Vehicle Borrowing Base" which are past due as of such date.

      "AESOP I Operating Lease Program Vehicle Ineligible Asset Amount" means, as of any date of determination, an amount equal to the sum, without duplication, of (a) the aggregate of all amounts receivable as of such date by AESOP Leasing under and in accordance with a Manufacturer Program with respect to Program Vehicles that were leased under the AESOP I Operating Lease from a Manufacturer with respect to which a Manufacturer Event of Default has occurred, plus (b) the aggregate of all amounts specified in clauses (iii) and (iv) of the definition of "AESOP I Operating Lease Loan Agreement Program Vehicle Borrowing Base" that are payable by a Manufacturer with respect to which a Manufacturer Event of Default has occurred, plus (c) the aggregate of all amounts receivable as of such date by AESOP Leasing under and in accordance with a Manufacturer Program with respect to Program Vehicles that were leased under the AESOP I Operating Lease from a Manufacturer which amounts are unpaid more than ninety (90) days past the applicable Turnback Date, plus (d) the aggregate of all amounts specified in clause (v) of the definition of "AESOP I Operating Lease Loan Agreement Program Vehicle Borrowing Base" which are unpaid more than thirty (30) days past the applicable disposition date, plus (e) the aggregate of all amounts specified in clause (vi) of the definition of "AESOP I Operating Lease Loan Agreement Program Vehicle Borrowing Base" which are past due as of such date.

      "AESOP I Operating Lease Vehicle Deficiency" means, on any date of determination, the amount by which the aggregate Required AESOP I Operating Lease Vehicle Amounts with respect to all Series of Notes exceeds the AESOP I Operating Lease Loan Agreement Borrowing Base on such date.

      "AESOP I Operating Lease Vehicle Percentage" means, with respect to any Series of Notes, the percentage specified in the applicable Supplement.

      "AESOP I Segregated Account" is defined in Section 7.8 of each of the AESOP I Operating Lease Loan Agreement and the AESOP I Finance Lease Loan Agreement.

      "AESOP II Ineligible Asset Amount" means, as of any date of determination, an amount equal to the sum, without duplication, of (a) the aggregate of all amounts receivable as of such date by AESOP Leasing II under and in accordance with a Manufacturer Program with respect to Program Vehicles leased under the AESOP II Operating Lease from a Manufacturer with respect to which a Manufacturer Event of Default has occurred, plus (b) the aggregate of all amounts receivable as of such date by AESOP Leasing II under and in accordance with a Manufacturer Program with respect to Program Vehicles leased under the AESOP II Operating Lease from a Manufacturer which amounts are unpaid more than ninety (90) days past the applicable Turnback Date, plus (c) the aggregate of all amounts specified in clause (iii) of the definition of "AESOP II Loan Agreement Borrowing Base" which are unpaid more than thirty (30) days past the applicable disposition date, plus (d) the aggregate of all amounts specified in clause (iv) of the definition of "AESOP II Loan Agreement Borrowing Base" which are past due as of such date.

      "AESOP II Loan Agreement" means the Loan Agreement, dated as of July 30, 1997, among AFC-II, as lender thereunder, AESOP Leasing II, as the borrower thereunder, and Original AESOP, as Permitted Nominee of AESOP Leasing II, as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

      "AESOP II Loan Agreement Borrowing Base" means, on any date of determination, without duplication, the sum of (i) the Capitalized Cost of new Program Vehicles leased under the AESOP II Operating Lease on such date and the Net Book Value of Program Vehicles (other than new Vehicles) leased under the AESOP II Operating Lease on such date, plus (ii) all amounts receivable, as of such date, by AESOP Leasing II from

Manufacturers under and in accordance with their respective Eligible Manufacturer Programs with respect to Program Vehicles leased under the AESOP II Operating Lease, plus (iii) all amounts (other than amounts specified in clause
(ii) above) receivable, as of such date, by AESOP Leasing II from any person or entity in connection with the auction, sale or other disposition of Program Vehicles leased under the AESOP II Operating Lease, plus (iv) all accrued and unpaid Monthly Base Rent and Supplemental Rent under the AESOP II Operating Lease (other than amounts specified in clauses (ii) and (iii) above), minus (vi) the AESOP II Ineligible Asset Amount, if any.

      "AESOP II Loan Collateral" means all property and rights on or in which a Lien is granted to the Lender to secure all or any of the Liabilities under the AESOP II Loan Agreement pursuant to Section 7.1(a) of the AESOP II Loan Agreement, or under any other instruments, agreements or documents provided for in the AESOP II Loan Agreement or delivered or to be delivered thereunder or in connection therewith.

      "AESOP II Loan Event of Default" means any of the events described in
Section 12.1 of the AESOP II Loan Agreement.

      "AESOP II Management Agreement" means the Management Agreement, dated as of July 30, 1997, between the Managing Agent and AESOP Leasing II.

      "AESOP II Management Fee" is defined in Section 2 of the AESOP II Management Agreement.

      "AESOP II Operating Lease" means the Master Motor Vehicle Operating Lease Agreement, dated as of July 30, 1997, among AESOP Leasing II, as the lessor thereunder, ARAC, individually as a lessee and as Administrator, and any other Person who becomes a party thereto pursuant to Section 24 thereof, as a lessee thereunder, and ARC, as the guarantor thereunder, as amended, modified or supplemented from time to time in accordance with its terms.

      "AESOP II Operating Lease Commencement Date" is defined in Section 3.2 of the AESOP II Operating Lease.

      "AESOP II Operating Lease Event of Default" is defined in Section 18.1 of the AESOP II Operating Lease.

      "AESOP II Operating Lease Expiration Date" is defined in Section 3.2 of the AESOP II Operating Lease.

      "AESOP II Segregated Account" is defined in Section 7.8 of the AESOP II Loan Agreement.

      "AESOP Leasing" means AESOP Leasing L.P., a Delaware limited partnership.

      "AESOP Leasing Limited Partnership Agreement" means the Limited Partnership Agreement of AESOP Leasing, dated as of July 21, 1997, between Original AESOP, as general partner, and AESOP Leasing, as limited partner, as amended, modified or supplemented from time to time in accordance with its terms.

      "AESOP Leasing II" means AESOP Leasing Corp. II, a Delaware corporation.

      "AESOP Trust Account" has the meaning assigned to such term in the Master Exchange Agreement.

      "AFC" means AESOP Funding Corp., a Delaware corporation.

      "AFC-II" means AESOP Funding II L.L.C., a Delaware limited liability company.

      "AFC-II Agreements" means the AFC-II Limited Liability Company Agreement, the Loan Agreements, the Loan Notes, the Assignment Agreements, the Indenture, the Administration Agreement, the Termination Services Agreement, the AFC-II Account Control Agreements, any Swap Agreement, any Enhancement Agreement and any other agreements to which AFC-II is a party.

      "AFC-II Limited Liability Company Agreement" means the Limited Liability Company Agreement of AFC-II, dated as of July 21, 1997, between AESOP Leasing and Original AESOP, as amended, modified or supplemented from time to time in accordance with its terms.

      "AFC-II Management Agreement" means the Management Agreement, dated as of July 30, 1997, between the Managing Agent and AFC-II.

      "AFC-II Management Fee" is defined in Section 2 of the AFC-II Management Agreement.

      "AFC-II Obligations" means all principal and interest, at any time and from time to time, owing by AFC-II on the Notes and all costs, fees and expenses payable by, or obligations of, AFC-II under the Indenture and/or the Related Documents.

      "AFC-II Securities Account Control Agreements" means (i) the Securities Account Control Agreement dated as of July 30, 1997 among AFC-II, the Trustee and Harris Trust and Savings Bank, as Securities Intermediary, relating to the Collection Account and (ii) the Securities Account Control Agreement dated as of July 30, 1997 among AFC-II and Harris Trust and Savings Bank, as Series 1997-1 Agent and as Securities Intermediary, relating to the Series 1997-1 Reserve Account.

      "Affiliate" means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and "controlled" and "controlling" have meanings correlative to the foregoing. For purposes of the Loan Agreements, the Lender shall not be considered to be an Affiliate of either AESOP Leasing or AESOP Leasing II.

      "Agent" means any Registrar or Paying Agent.

      "Aggregate Asset Amount" means, as of any date of determination, an amount equal to the sum of (without duplication) (a) the aggregate Loan Principal Amount of Loans outstanding under the Loan Agreements on such date and (b) cash and Permitted Investments on deposit in the Collection Account on such date minus an amount equal to the sum of (x) any Aggregate Asset Amount Decline and
(y) amounts credited to the Collection Account on such date that are payable to the Intermediary or the Lender Agent in accordance with the Intercreditor Agreement.

      "Aggregate Asset Amount Decline" means the aggregate amount of all Monthly Loan Principal Amount payments then or previously due but not paid with respect to the Loans under all the Loan Agreements.

      "Aggregate Asset Amount Deficiency" means, with respect to any date of determination, the amount, if any, by which the Required Aggregate Asset Amount on such date exceeds the Aggregate Asset Amount on such date.

      "Aggregate Invested Amount" means the sum of the Invested Amounts with respect to all Series of Notes then outstanding.

      "Amortization Commencement Date" means, with respect to a Series of Notes, the date on which an Amortization Event for such Series is deemed to have occurred pursuant to Section 9.1 of the Base Indenture.

      "Amortization Event" with respect to each Series of Notes, has the meaning specified in Section 9.1 of the Base Indenture.

      "Amortization Period" means, with respect to any Series of Notes, the period following the Revolving Period (as defined in any related Supplement) which shall be the Accumulation Period, the Controlled Amortization Period, or the Rapid Amortization Period, each as defined in the related Supplement.

      "Annual Noteholders' Tax Statement" is defined in Section 6.4(b) of the Base Indenture.

      "Approved Lockbox Account" means a lockbox account that is: (i) maintained with a Qualified Institution, (ii) established and maintained pursuant to an agreement that is approved in writing by the Trustee and each Enhancement Provider, (iii) pledged to the Trustee and over which no other Person has rights of withdrawal.

      "ARAC" means Avis Rent A Car System, Inc., a Delaware corporation.

      "ARAC Securities Account Control Agreement" means the Securities Account Control Agreement dated as of July 30, 1997 among AFC-II and Harris Trust and Savings Bank, as Trustee and as Securities Intermediary, relating to the Termination Services Reserve Account.

      "ARC" means Avis Rent A Car, Inc., a Delaware corporation.

      "Assets" means any interest of any kind in any assets or property of any kind (including, without limitation, any security interest in Vehicles), tangible or intangible, real, personal or mixed, now owned or hereafter acquired by AFC-II, AFC, AESOP Leasing, AESOP Leasing II or such other Person as the context may require.

      "Assigned Special Default Payments" has the meaning assigned to such term in the Master Exchange Agreement.

      "Assignment Agreement" means the agreement with respect to each Manufacturer and its Manufacturer Program, entered into or to be entered into among AFC-II, ARAC, AESOP Leasing, AESOP Leasing II and the Trustee and acknowledged by such Manufacturer, assigning to the Trustee certain of AESOP Leasing's, AESOP Leasing II's and ARAC's right, title and interest in and to such Manufacturer's Manufacturer Program as it relates to Vehicles purchased from such Manufacturer.

      "Authorized Officer" means (a) as to Original AESOP, PVHC, Quartx and AESOP Leasing II, any of the President, any Vice President, the Secretary or any Assistant Secretary, (b) as to AESOP Leasing, any of the President, any Vice President, the Secretary or any Assistant Secretary of Original AESOP, (c) as to AFC-II, any Manager, and (d) as to ARC, ARAC or any Lessee, those officers, employees and agents of ARC, ARAC or such Lessee whose signatures and incumbency shall have been certified in such certificates as may be delivered by ARC, ARAC or such Lessee to AESOP Leasing or AESOP Leasing II, as the case may be, from time to time as duly authorized to execute and deliver the applicable Leases and any instruments, certificates, notices and other documents in connection herewith on behalf of ARC, ARAC or such Lessee and to take, from time to time, all other actions on behalf of ARC, ARAC or such Lessee in connection therewith.

      "Average Daily Loan Balance" means, for any Loan Interest Period, (i) with respect to Loans made under the AESOP I Operating Lease Loan Agreement, the average daily outstanding Loan Principal Amount of all such Loans at any time during such Loan Interest Period, (ii) with respect to Loans made under the AESOP I Finance Lease Loan Agreement, the average daily outstanding Loan Principal Amount of all such Loans at any time during such Loan Interest Period and (iii) with respect to Loans made under the AESOP II Loan Agreement, the average daily outstanding Loan Principal Amount of all such Loans at any time during such Loan Interest Period.

      "Bankruptcy Code" means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

      "Base Indenture" means the Amended and Restated Base Indenture, dated as of July 30, 1997, between AFC-II and the Trustee, as amended, modified or supplemented from time to time, exclusive of Supplements creating a new Series of Notes.

      "Board of Directors" means the Board of Directors of AFC, AESOP Leasing II, Original AESOP, PVHC, Quartx, the Guarantor, any Lessee, as applicable, or any authorized committee of the Board of Directors.

      "BONY" means The Bank of New York, a New York banking corporation.

      "BONY Nominee Agreement" means the Vehicle Lienholder Nominee Agreement, dated as of July 30, 1997, among BONY, ARAC, ARC, AESOP Leasing and the Trustee, as amended, modified or supplemented from time to time in accordance with its terms.

      "Book-Entry Notes" means beneficial interests in the Notes, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 2.16 of the Base Indenture; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes shall replace Book-Entry Notes.

      "Borrower" means (i) AESOP Leasing, in its capacity as the borrower under each of the AESOP I Loan Agreements, and (ii) AESOP Leasing II, in its capacity as the borrower under the AESOP II Loan Agreement.

      "Borrowing Date" means the date a Loan is made to a Borrower under the Loan Agreement to which such Borrower is a party.

      "Business Day" means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York or Chicago, Illinois.

      "Capitalized Cost" means, with respect to each Vehicle purchased by AESOP Leasing (including any Vehicle acquired pursuant to the Master Exchange Agreement), AESOP Leasing II or ARAC, as the case may be, directly from a dealer, the price paid for such Vehicle by AESOP Leasing (including any Vehicle acquired pursuant to the Master Exchange Agreement), AESOP Leasing II or ARAC, as applicable, to the dealer selling such Vehicle, including dealer profit and delivery charges but excluding taxes and any registration or titling fees.

      "Carrying Charges" means, as of any day, (i) the aggregate of all Trustee fees and other costs, fees and expenses and indemnity amounts, if any, payable by the Lender under the Indenture or the Related Documents which have accrued since the then most recent

Payment Date, plus (ii) the Monthly Administration Fee payable by the Lender under the Administration Agreement on the next succeeding Payment Date plus
(iii) without duplication, all other operating expenses of AFC-II (including, without limitation, the AFC-II Management Fee and all costs, fees, expenses and other amounts payable by AFC-II to any Enhancement Provider) (other than amounts payable by AESOP Leasing pursuant to Section 13.4 or 13.5 of the AESOP I Loan Agreements and by AESOP Leasing II pursuant to Section 13.4 or 13.5 of the AESOP II Loan Agreement) which have accrued since the then most recent Payment Date.

      "Carryover Controlled Amortization Amount" means, with respect to each Series of Notes, the amount specified as such in the related Supplement.

      "Cash Collateral Account" is defined, with respect to any Series, in the related Supplement.

      "Casualty" means, with respect to any Vehicle, that (i) such vehicle is destroyed, seized or otherwise rendered permanently unfit or unavailable for use and is not tendered to and accepted for repurchase by the applicable Manufacturer within 90 days following the occurrence thereof, (ii) such Vehicle is lost or stolen and is not recovered, tendered to and accepted for repurchase by the applicable Manufacturer within 180 days following the occurrence thereof,
(iii) the return of such Vehicle (if a Program Vehicle) to the applicable Manufacturer during the applicable Repurchase Period cannot be, or is not, effected for any reason (provided that such Vehicle will not be deemed a Casualty if the Lessee of such Vehicle redesignates it as a Non-Program Vehicle pursuant to Section 2.7 of the AESOP I Operating Lease or the Finance Lease) or
(iv) the applicable Manufacturer did not accept such Vehicle (if a Program Vehicle) for repurchase for any reason unless the Lessee of such Vehicle reasonably believes such Manufacturer will accept such Vehicle for repurchase upon a subsequent return (provided that such Vehicle will not be deemed a Casualty if the Lessee of such Vehicle redesignates it as a Non-Program Vehicle pursuant to Section 2.7 of the AESOP I Operating Lease or the Finance Lease).

      "Cede" means Cede & Co., a nominee of DTC.

      "Cedel" means Cedel Bank, societe anonyme.

      "Cendant Indemnity" means the Indemnity Agreement, dated as of July 30, 1997, by and among AESOP Leasing, AESOP Leasing II and Cendant Corporation (as successor to HFS Incorporated), as amended, modified or supplemented from time to time in accordance with its terms; any reference in any Related Document to the "HFS Indemnity" shall be deemed a reference to the Cendant Indemnity.

      "Certificate of Title" means, with respect to each Vehicle, the certificate of title applicable to such Vehicle duly issued in accordance with the certificate of title act or statute of the jurisdiction applicable to such Vehicle.

      "Chairman of the Managers" is defined in Section 1.1 of the AFC-II Limited Liability Company Agreement.

      "Chrysler" means Chrysler Corporation, a Delaware corporation.

      "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act or any successor provision thereto or Euroclear and Cedel. The initial Clearing Agencies shall be DTC, Euroclear and Cedel.

      "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

      "Closing Date" means the Initial Closing Date or any Series Closing Date.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

      "Collateral" is defined in Section 3.1 of the Base Indenture.

      "Collection Account" is defined in Section 5.1 of the Base Indenture.

      "Collections" means (i) all payments by or on behalf of the Borrowers under the Loan Agreements (except to the extent constituting Assigned Special Default Payments), (ii) all payments on the Collateral, including payments made by or on behalf of any Manufacturer or auction dealer, under the related Manufacturer Program with respect to Vehicles (excluding, however, any amounts constituting proceeds of Relinquished Vehicle Receivables), (iii) all payments by or on behalf of any other Person as proceeds from the sale of Vehicles or payments of insurance proceeds and warranty payments which the Borrowers are required to deposit into the Collection Account, whether such payments are in the form of cash, checks, wire transfers or other forms of payment and whether in respect of principal, interest, repurchase price, fees, expenses or otherwise, (iv) all payments by the Intermediary to the Trustee of funds released from the Trust Accounts pursuant to the Master Exchange Agreement in accordance with the terms thereof, (v) all payments by or on behalf of ARAC or ARC under the Vehicle Title and Lienholder Nominee Agreements with respect to Vehicles, (vi) all payments by or on behalf of Cendant Corporation under the Cendant Indemnity and (vii) all amounts earned on Permitted Investments of funds in the Collection Account. To the extent so specified in a Supplement, Collections also shall include all proceeds from the sale of the Notes issued under such Supplement.

      "Commercial Paper Notes" means the promissory notes of AFC issued by AFC in the commercial paper market pursuant to a depositary agreement.

      "Company Order" and "Company Request" means a written order or request signed in the name of AFC-II by any one of its Authorized Officers and delivered to the Trustee.

      "Computer Services Agreement" means the Computer Services Agreement, dated as of July 30, 1997, by and between ARAC and WizCom International, Ltd., as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

      "Condition Report" means a condition report with respect to a Program Vehicle, signed and dated by the applicable Lessee and a Manufacturer or its agent in accordance with the applicable Manufacturer Program.

      "Consolidated Subsidiary" means, at any time, any Subsidiary or other entity the accounts of which would be consolidated with those of ARC in its consolidated financial statements as of such time.

      "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligation shall include (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

      "Contractual Obligation" means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

      "Controlled Amortization Period" means, with respect to any Series of Notes, the period specified in the applicable Supplement.

      "Controlled Distribution Amount" means, with respect to any Class of Notes, the amount (or amounts) specified in any applicable Supplement.

      "Controlled Group" means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade or business that is, along with such Person, a member of a controlled group of corporations or a controlled group of trades or businesses as described in Sections 414(b) and (c), respectively, of the Code.

      "Corporate Trust Office" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of the Base Indenture is located at 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606, Attention:
Indenture Trust Administration, or at any other time at such other address as the Trustee may designate from time to time by notice to the Noteholders and AFC-II.

      "CP Rating Agency Condition" means, with respect to any action and so long as any Commercial Paper Notes are outstanding, that each Rating Agency shall have notified AFC, ARAC, the administrative agent for the liquidity lenders with respect to the Commercial Paper Notes and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating (in effect immediately before the taking of such action) of the Commercial Paper Notes with respect to which it is a Rating Agency.

      "Daily Report" is defined in Section 4.1(a) of the Base Indenture.

      "Default Amount" means, with respect to (i) any Guaranteed Depreciation Program, zero, (ii) Nissan's or Nissan Hawaii's Manufacturer Program, $10 million, (iii) Mazda's Manufacturer Program, $10 million and (iv) any other Manufacturer's Manufacturer Program, $25 million.

      "Defaulting Manufacturer" is defined (i) for purposes of the AESOP I Operating Lease in Section 19 thereof, (ii) for purposes of the AESOP II Operating Lease in Section 19 thereof and (iii) for purposes of the Finance Lease in Section 19 thereof.

      "Definitions List" means this Definitions List, as amended or modified from time to time.

      "Definitive Notes" is defined in Section 2.16(d) of the Base Indenture.

      "Deposited Funds" means all funds on deposit in the Collection Account.

      "Depreciation Charge" means, with respect to (a) any Program Vehicle subject to the GM Repurchase Program, the rate determined by dividing (x) 100% minus the repurchase price percentage specified in respect of such Vehicle pursuant to the terms of the GM Repurchase Program for the Designated Period applicable to such Vehicle by (y) the number of days in such Designated Period (or, if such Vehicle is held past the Designated Period set forth in the Loan Request relating to the Loan in respect of such Vehicle, the applicable depreciation charge set forth in the GM Repurchase Program for such Vehicle calculated on a daily basis), (b) any Program Vehicle subject to an Eligible Manufacturer Program other than the GM Repurchase Program (but including any other Eligible Manufacturer Program provided by GM), the applicable depreciation charge set forth in the related Manufacturer Program for such Vehicle with respect to such Vehicle calculated on a daily basis and (c) any Non-Program Vehicle, the scheduled daily depreciation charge for such Vehicle set forth by AESOP Leasing in the Depreciation Schedule for such Vehicle. If such charge is expressed as a percentage, the daily Depreciation Charge for such Vehicle shall be such percentage multiplied by the Capitalized Cost for such Vehicle calculated on a daily basis. For Vehicles not held for a full month in the month of acquisition, the Depreciation Charges shall be prorated by multiplying the applicable depreciation amount by a fraction, the numerator of which is the number of days from the date depreciation related to such Vehicle begins to the first day of the next month and the denominator of which is the number of days in such month. For the month in which a Program Vehicle is turned back to the applicable Manufacturer, the Depreciation Charge shall be prorated by multiplying the applicable depreciation amount by a fraction, the numerator of which is the number of days from the first day of such month to the Turnback Date for such Vehicle and the denominator of which is the number of days in such month. In the event a Vehicle is sold (other than pursuant to the Manufacturer Program of a Manufacturer), the Depreciation Charge shall be prorated by multiplying the applicable depreciation amount by a fraction, the numerator of which is the number of days from the first day of such month to the date proceeds were received by the Trustee from the sale of such Vehicle and the denominator of which is the number of days in such month.

      "Depreciation Schedule" means the initial schedule of estimated daily depreciation prepared by AESOP Leasing based on a depreciation rate of 1.67% per calendar month with respect to each type of Non-Program Vehicle that is an Eligible Vehicle, as revised from time to time by AESOP Leasing; provided, however, that the effectiveness of any such revision shall be subject to satisfaction of the Rating Agency Consent Condition.

      "Designated Period" shall mean, with respect to any Program Vehicle subject to GM's Repurchase Program, the period designated by AESOP Leasing or AESOP Leasing II, as the case may be, in the applicable Loan Request relating to the Loan used to finance such Vehicle as the period of time for which AESOP Leasing or AESOP Leasing II, as applicable, expects such Vehicle to be subject to the related Loan.

      "Determination Date" means the date five days prior to each Distribution Date.

      "Disposition Proceeds" means the net proceeds (other than the portion of the Repurchase Price (i) payable by the Manufacturer pursuant to an Eligible Manufacturer Program or (ii) with respect to Non-Program Vehicles, by the applicable Lessee pursuant to the relevant Lease) from the sale or disposition of a Vehicle to any Person, whether at an auction or otherwise.

      "Distribution Account" means, with respect to any Series of Notes, an account established as such pursuant to the related Supplement.

      "Distribution Date" means, unless otherwise specified in any Supplement for the related Series of Notes, the twentieth day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day, commencing August 20, 1997.

      "Dollar" and the symbol "$" mean the lawful currency of the United States.

      "DTC" means The Depository Trust Company.

      "Early Termination Payments" is defined (i) for purposes of the AESOP I Operating Lease in Section 13.4 thereof, (ii) for purposes of the AESOP II Operating Lease in Section 13.4 thereof and (iii) for purposes of the Finance Lease in Section 13.4 thereof.

      "Eligible Manufacturer Program" means, at any time, a Manufacturer Program that is in full force and effect with an Eligible Program Manufacturer (i) pursuant to which the repurchase price or guaranteed auction sale price is at least equal to (a) with respect to the GM Repurchase Program, a specified percentage of the Capitalized Cost of each Vehicle, such percentage being determined for each Vehicle based upon the model year of such Vehicle and the calendar month in which such Vehicle is returned to the Manufacturer, minus Excess Mileage Charges, minus Excess Damage Charges, or (b) with respect to any Manufacturer Program other than the GM Repurchase Program (but including any other Eligible Manufacturer Program provided by GM), the Capitalized Cost of each Vehicle, minus all Depreciation Charges accrued with respect to such Vehicle prior to the date that the Vehicle is submitted for repurchase, minus Excess Mileage Charges, minus Excess Damage Charges, (ii) that cannot be amended or terminated with respect to any Vehicle after the purchase of that Vehicle, and (iii) the assignment of the benefits of which to AFC-II and to the Trustee for the benefit of the Secured Parties has been acknowledged in writing by the related Manufacturer and AFC-II and the Trustee have been provided with an opinion of counsel reasonably satisfactory to them that AFC-II and the Trustee can enforce the applicable Manufacturer's obligations thereunder; provided that
(a) with respect to any new Manufacturer Program (including a new model year Manufacturer Program of an Eligible Program Manufacturer and a Manufacturer Program of a new Eligible Program Manufacturer) that is proposed for consideration after the date hereof as an Eligible Manufacturer Program, prior to such new Manufacturer Program constituting an "Eligible Manufacturer Program" hereunder, the Rating Agencies have been given 30 days' notice (or such shorter period of time as shall be acceptable to the Rating Agencies) of a draft of such new Manufacturer Program as it then exists at the time of such notice (and shall be provided a final copy of such Manufacturer Program promptly upon its being available) and the inclusion of such new Manufacturer Program as an "Eligible Manufacturer Program" hereunder shall be conditioned on satisfaction of the Rating Agency Consent Condition and the CP Rating Agency Condition, and (b) with respect to any change (other than as specified in clause (a) above) in the terms of any existing Eligible Manufacturer Program, prior to such Manufacturer Program constituting an "Eligible Manufacturer Program" hereunder, the Rating Agencies shall have been notified of such change and such change shall be conditioned on satisfaction of the Rating Agency Consent Condition and the CP Rating Agency Condition; provided further that in either case described in clause (a) or (b) above, if such new Manufacturer Program or such change in the terms of an existing

Manufacturer Program would have a material adverse effect on the interests of the Secured Parties, prior to any such Manufacturer Program constituting an "Eligible Manufacturer Program", AFC-II shall have obtained the written consent of the Trustee thereto.

      "Eligible Non-Program Manufacturer" means each Eligible Program Manufacturer, Subaru, Mitsubishi, Hyundai, Suzuki and any other Manufacturer that (i) has been approved by the Rating Agencies or has been reviewed by the Rating Agencies and the Rating Agencies have indicated that the inclusion of such Manufacturer as an Eligible Non-Program Manufacturer will not adversely affect the current rating of any Series of Notes, (ii) has been approved by each Enhancement Provider and (iii) to the extent any Series of Notes supporting Commercial Paper Notes are outstanding, has been approved by the Majority Banks (as defined in the applicable Supplement).

      "Eligible Program Manufacturer" means GM, Chrysler, Ford, Mazda, Nissan, Nissan Hawaii, Toyota and any other Manufacturer that (i) has been approved by the Rating Agencies or has been reviewed by the Rating Agencies and the Rating Agencies have indicated that the inclusion of such Manufacturer as an Eligible Program Manufacturer will not adversely affect the current rating of any Series of Notes, (ii) has been approved by each Enhancement Provider and (iii) to the extent any Series of Notes supporting Commercial Paper Notes are outstanding, has been approved by the Majority Banks (as defined in the applicable Supplement); provided, however, that upon the occurrence of a Manufacturer Event of Default with respect to any such Eligible Program Manufacturer, such Manufacturer shall no longer qualify as an Eligible Program Manufacturer and provided, further, that if so specified in the applicable Supplement for a Series of Notes, a Manufacturer may be considered an Eligible Program Manufacturer only with respect to a portion of the Vehicles acquired from such Manufacturer that are eligible under its Manufacturer Program.

      "Eligible Rental Car Company" means any direct or indirect Wholly-Owned Subsidiary of ARC.

      "Eligible Vehicle" means an automobile or light truck that (i) either is a Program Vehicle (other than a light truck manufactured by Chrysler that is subject to a nine-month or longer minimum hold period under the Guaranteed Depreciation Program with Chrysler) or a Non-Program Vehicle manufactured by an Eligible Non-Program Manufacturer or other Manufacturer, in each case at the time of leasing under the relevant Lease, (ii) is owned by AESOP Leasing, AESOP Leasing II or ARAC, as applicable, free and clear of all Liens other than Permitted Liens, and (iii) with respect to which the Trustee is noted as the first lienholder on the Certificate of Title (other than with respect to Certificates of Title for (i) the Initial PVT Vehicles and the Initial Financed Vehicles (which Certificates of Title will show BONY as the first lienholder),
(ii) the Franchisee Vehicles (which Certificates of Title will show the nominee lienholder under the related Franchisee Nominee Agreement as the first lienholder) and (iii) Vehicles located in the states of Ohio, Oklahoma and Nebraska) therefor, or the Certificate of Title has been submitted to the appropriate state authorities for such notation (other than with respect to Certificates of Title for Vehicles located in the states of Ohio, Oklahoma and Nebraska).

      "Enhancement" means, with respect to any Series of Notes, the rights and benefits provided to the Note-holders of such Series of Notes pursuant to any letter of credit, surety bond, cash collateral account, overcollateralization, issuance of subordinated Notes, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or any other similar arrangement.

      "Enhancement Agreement" means any contract, agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

      "Enhancement Agreement Event of Default" means with respect to any Series of Notes any event of default under any Enhancement Agreement specified in the related Supplement.

      "Enhancement Amount" is defined, with respect to any Series of Notes, in the related Supplement.

      "Enhancement Deficiency" is defined, with respect to any Series of Notes, in the related Supplement.

      "Enhancement Percentage" means, with respect to any Series of Notes or class of Notes, the percentage, if any, specified in the applicable Supplement.

      "Enhancement Provider" means the Person providing any Enhancement as designated in the applicable Supplement, other than any Noteholders the Notes of which are subordinated to any Series of Notes.

      "Enhancement Provider Account" is defined, with respect to any Series of Notes, in the related Supplement.

      "Enhancement Provider's Office" is defined, with respect to any Series of Notes, in the related Supplement.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

      "Euroclear" means Euroclear System.

      "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if:

      (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

      (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

      (c) the board of directors of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in clause (b) above.

      "Event of Default" means any occurrence of an event of default pursuant to the relevant agreement.

      "Excess Damage Charges" means, with respect to any Program Vehicle, the amount charged to AESOP Leasing, AESOP Leasing II or ARAC, as the case may be, or deducted from the Repurchase Price, by the Manufacturer of such Vehicle due to damage over a prescribed limit and, if applicable, damage not subject to a prescribed limit and missing equipment, in each case with respect to such Vehicle at the time that such Vehicle is turned in to such Manufacturer or its agent for repurchase pursuant to the applicable Manufacturer Program.

      "Excess Mileage Charges" means, with respect to any Program Vehicle, the amount charged to AESOP Leasing, AESOP Leasing II or ARAC, as the case may be, or deducted from the Repurchase Price, by the Manufacturer of such Vehicle due to the fact that such Vehicle has mileage over a prescribed limit at the time that such Vehicle is turned in to such Manufacturer or its agent for repurchase pursuant to the applicable Manufacturer Program.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Date" is defined in Section 2.9 of the Base Indenture.

      "Exchange Agreement Termination Event" means an AESOP Exchange Agreement Termination Event or an Intermediary Exchange Agreement Termination Event.

      "Excluded Payments" means, with respect to each Lease, as applicable, any payments due from the respective Lessee or the Guarantor to the Lessor in respect of (i) the portion of Monthly Base Rent allocable to dividends accrued on the outstanding Preferred Stock of AESOP Leasing II (including any applicable tax gross-up), determined in accordance with the certificates of designation relating to such Preferred Stock, (ii) amounts due and payable pursuant to
Section 16.2 of the Leases as such amounts relate to claims, demands, liabilities, and related costs and expenses arising under Section 16.1.2 of the Leases, (iii) amounts due and payable pursuant to Section 16.2 of the Leases (other than the amounts described in clause (ii) above) to the Lessor's stockholders, officers and directors (with respect to the Lessor's officers and directors, only to the extent such officer or director is not an Affiliate of the related Lessee or the Guarantor) or (iv) amounts due and payable pursuant to
Section 4.2 of the AESOP I Operating Lease in respect of Special Service
Charges.

      "Expected Final Distribution Date" means, with respect to any applicable Series of Notes, the date stated in the related Supplement as the date on which such Series of Notes is expected to be paid in full.

      "FGL" means The First Gray Line Corporation, a Delaware corporation, that prior to July 31, 1998 was a Wholly-Owned Subsidiary of ARAC and the holder of all of the issued and outstanding capital stock of FGL West.

      "FGL West" means The First Gray Line West Corporation, a Delaware corporation that prior to July 31, 1998 was a Wholly-Owned Subsidiary of FGL and the holder of all of the issued and outstanding capital stock of Grand.

      "Financed Vehicle" means a Vehicle subject to the Finance Lease.

      "Financed Vehicle Amount" means, as of any date of determination, the aggregate Net Book Value of all Financed Vehicles on such day.

      "Finance Lease" means the Master Motor Vehicle Finance Lease Agreement, dated as of July 30, 1997, among AESOP Leasing, as the lessor thereunder, ARAC, as the lessee thereunder, and ARC, as the guarantor thereunder, as amended, modified or supplemented from time to time in accordance with its terms.

      "Finance Lease Commencement Date" is defined in Section 3.2 of the Finance Lease.

      "Finance Lease Event of Default" is defined in Section 18.1 of the Finance Lease.

      "Finance Lease Expiration Date" is defined in Section 3.2 of the Finance Lease.

      "Finance Lease Non-Program Vehicle Ineligible Asset Amount" means, as of any date of determination, an amount equal to the sum, without duplication, of
(a) the aggregate of all amounts specified in clause (ii) of the definition of "AESOP I Finance Lease Loan Agreement Non-Program Vehicle Borrowing Base" which are unpaid more than thirty (30) days past the applicable disposition date, plus
(b) the aggregate of all amounts specified in clause (iii) of the definition of "AESOP I Finance Lease Loan Agreement Non-Program Vehicle Borrowing Base" which are past due as of such date.

      "Finance Lease Program Vehicle Ineligible Asset Amount" means, as of any date of determination, an amount equal to the sum, without duplication, of (a) the aggregate of all amounts receivable as of such date by ARAC or AESOP Leasing under and in accordance with a Manufacturer Program with respect to Program Vehicles leased under the Finance Lease from a Manufacturer with respect to which a Manufacturer Event of Default has occurred, plus (b) the aggregate of all amounts receivable as of such date by ARAC or AESOP Leasing under and in accordance with a Manufacturer Program with respect to Program Vehicles leased under the Finance Lease from a Manufacturer which amounts are unpaid more than ninety (90) days past the applicable Turnback Date, plus (c) the aggregate of all amounts specified in clause (iii) of the definition of "AESOP I Finance Lease Loan Agreement Program Vehicle Borrowing Base" which are unpaid more than thirty (30) days past the applicable disposition date, plus (d) the aggregate of all amounts specified in clause (iv) of the definition of "AESOP I Finance Lease Loan Agreement Program Vehicle Borrowing Base" which are past due as of such date.

      "Financial Officer" means, with respect to any corporation, the chief financial officer, vice-president-finance, principal accounting officer, controller or treasurer of such corporation.

      "Financing Provider" is defined in Section 2.3(b)(ii) of the Base
Indenture.

      "Ford" means Ford Motor Company, a Delaware corporation.

      "Franchisee Nominee Agreement" means, with respect to any Franchisee Vehicle, a Vehicle Title and Lienholder Nominee Agreement substantially in the form of the PVHC/BONY Nominee Agreement (with such differences as are necessary to reflect the identities of the nominees), dated on or prior to the date of the inclusion of such Franchisee Vehicle under the Finance Lease, among ARAC, ARC, AESOP Leasing, the holder of record title to such Franchisee Vehicle, the lienholder shown on the Certificate of Title with respect to such Franchisee Vehicle and the Trustee, pursuant to which, among other things, (i) AESOP Leasing shall appoint the holder of record title to such Franchisee Vehicle as its nominee titleholder and the Trustee shall appoint the lienholder shown on the Certificate of Title with respect to such Franchisee Vehicle as its nominee lienholder, (ii) ARAC shall indemnify AESOP Leasing and its permitted assignees (including the Trustee) for any losses that occur as a consequence of any claim made on such Franchisee Vehicle by a creditor or purchaser from the entity that owned such Vehicle prior to ARAC's acquisition thereof, as a result of such entity's prior ownership of such Vehicle or as a result of the notation of the lien on the Certificates of Title with respect to such Vehicle not being in the Trustee's name, (iii) ARC shall guarantee ARAC's obligations thereunder and (iv) the holder of record title to such Franchisee Vehicle and the lienholder shown on the Certificate of Title with respect to such Franchisee Vehicle shall each covenant and agree that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against AFC-II, AESOP Leasing, AESOP Leasing II, Original AESOP, PVHC, Quartx, AFC or any other Permitted Nominee under any Franchisee Agreement, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings; provided, that in the case of the Grand Franchisee Vehicles, the Franchisee Nominee Agreement shall mean the Franchisee Nominee Lienholder Agreement executed and delivered on the date of the Grand Merger.

      "Franchisee Vehicle" means any Eligible Vehicle (which need not be a new Vehicle) acquired by ARAC from any Person on or within six (6) months after the closing date of a transaction in which ARAC acquires such Person or substantially all of the assets of such Person; provided that such Person shall have been a franchisee of Cendant Car Rental, Inc. and Wizard Co., Inc. immediately prior to such acquisition; and further provided, that, pursuant to the Related Documents, the foregoing six (6) month limit was waived in the case of the Grand Franchisee Vehicles.

      "Franchisee Vehicle Leasing Condition" means, with respect to any Franchisee Vehicle, the delivery to AESOP Leasing, AFC-II and the Trustee on or prior to the date of inclusion of such Franchisee Vehicle under the Finance Lease of the following items:

            (1) an executed copy of a Franchisee Nominee Agreement with respect to such Franchisee Vehicle;

            (2) a written search report from a Person satisfactory to AESOP Leasing, AFC-II and the Trustee listing all effective financing statements that name the holder of record title to such Franchisee Vehicle as debtor or assignor, and that are filed in the jurisdictions in which filings were made pursuant to clause (3) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to AESOP Leasing, AFC-II and the Trustee showing no evidence of liens filed against such holder of record title to such Franchisee Vehicle that purport to affect such Franchisee Vehicle;

            (3) a purchase agreement, pledge agreement or similar agreement, pursuant to which such holder of record title to such Franchisee Vehicle will grant a security interest in its right, title and interest in and to such Vehicle to AESOP Leasing, AFC-II and the Trustee;

            (4) an opinion of counsel stating that such Franchisee Nominee Agreement and the agreement referred to in clause (3) above are legal, valid and binding agreements of such holder of record title to such Franchisee Vehicle, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity;

            (5) evidence of the filing of proper financing statements on Form UCC-1 naming such holder of record title to such Franchisee Vehicle, as debtor, and AESOP Leasing as secured party covering such Franchisee Vehicle;

            (6) evidence of the filing of proper financing statements on Form UCC-1 naming such holder of record title to such Franchisee Vehicle, as debtor, and the Trustee as secured party covering such Franchisee Vehicle; and

            (7) any additional documentation that AESOP Leasing, AFC-II or the Trustee may reasonably require.

      With respect to the Grand Franchisee Vehicles, the references in clause
(2) above to "holder of record title" shall mean Grand prior to the Grand Merger, and the references in clauses (3) through (6) above to "holder of record title" shall mean ARAC.

      "GAAP" means the generally accepted accounting principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time.

      "GM" means General Motors Corporation, a Delaware Corporation.

      "GM Repurchase Program" means the General Motors Corporation Passenger and Light Duty Truck Repurchase Program for Daily Rental Operations, as amended from time to time, and pursuant to which the repurchase price is calculated based upon a specified percentage of the Capitalized Cost of a Vehicle as set forth in such program.

      "Governmental Authority" means any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

      "Grand" means Grand Rent a Car, a California corporation, that prior to July 31, 1998 was an indirect, wholly-owned subsidiary of ARAC.

      "Grand Merger" means the series of simultaneous transactions on July 31, 1998, whereby Grand was merged into FGL West, FGL West was merged into FGL, and FGL was merged into ARAC.

      "Grand Franchisee Vehicles" means the Eligible Vehicles owned by Grand on the date of the Grand Merger.

      "Group of Relinquished Vehicles" has the meaning assigned to such term in the Master Exchange Agreement.

      "Guaranteed Depreciation Program" means a guaranteed depreciation program pursuant to which a Manufacturer has agreed with AESOP Leasing, AESOP Leasing II or ARAC, as the case may be, to (a) cause Vehicles manufactured by it or one of its Affiliates that are turned back during the specified Repurchase Period to be sold by an auction dealer, (b) cause the proceeds of any such sale to be paid to AESOP Leasing, AESOP Leasing II or ARAC, as the case may be, by such auction dealer within seven days of such sale and (c) pay to AESOP Leasing, AESOP Leasing II or ARAC, as the case may be, the excess, if any, of the guaranteed payment amount with respect to any such Vehicle calculated as of the Turnback Date in accordance with the provisions of such guaranteed depreciation program over the amount paid to AESOP Leasing, AESOP Leasing II or ARAC, as the case may be, by an auction dealer pursuant to clause (b) above.

      "Guaranteed Obligations" is defined (i) for purposes of the AESOP I Operating Lease in Section 26.1 thereof, (ii) for purposes of the AESOP II Operating Lease in Section 26.1 thereof and (iii) for purposes of the Finance Lease in Section 26.1 thereof.

      "Guarantor" means ARC, in its capacity as guarantor of the Lessees' obligations under (i) the Leases and (ii) any applicable Enhancement Agreement.

      "Guaranty" is defined (i) for purposes of the AESOP I Operating Lease in
Section 26.1 thereof, (ii) for purposes of the AESOP II Operating Lease in
Section 26.1 thereof and (iii) for purposes of the Finance Lease in Section 26.1 thereof.

      "Hyundai" means Hyundai Motor America Corporation, a California corporation.

      "Identification Period" has the meaning assigned to such term in the Master Exchange Agreement.

      "Identification Period Component" means, on any date of determination, the aggregate of the amounts, without duplication, calculated with respect to each Group of Relinquished Vehicles for which the Identification Period shall not have ended as of the third preceding Business Day, of the sum of (A) all amounts receivable, as of such date of determination, by the Intermediary from Manufacturers under their respective Eligible Manufacturer Programs with respect to each such Group of Relinquished Vehicles as to which no Receivables Funding Loan shall have been made against the amounts receivable from Manufacturers in respect thereof (unless there shall have been a determination of payment in full of such Receivables Funding Loan pursuant to Section 6(c) of the Intercreditor Agreement), plus (B), any amount on deposit in the respective AESOP Trust Account on such date of determination that was paid by any such Manufacturer with respect to each Group of Relinquished Vehicles described in the foregoing clause (A), plus (C) any amount on deposit in the respective AESOP Trust Account on such date of determination representing the proceeds of Receivables Funding Loans, plus (D) any amount on deposit in the respective AESOP

Trust Account on such date of determination representing amounts released from the corresponding Lender Trust Account for such Group of Relinquished Vehicles following payment in full of all principal and interest on the Receivables Funding Loan related to such Group of Relinquished Vehicles; plus (E) any amount on deposit in the AESOP Trust Accounts on such date representing investment earning on the amounts described in the foregoing clauses (B) , (C), and (D).

      "Indebtedness", as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP,
(c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (f) all Contingent Obligations of such Person in respect of any of the foregoing.

      "Identified Relinquished Vehicle" has the meaning assigned to such term in the Master Exchange Agreement.

      "Identified Replacement Vehicle" has the meaning assigned to such term in the Master Exchange Agreement.

      "Indemnified Liabilities" is defined (i) for purposes of the AESOP I Operating Lease Loan Agreement in Section 13.5 thereof, (ii) for purposes of the AESOP I Finance Lease Loan Agreement in Section 13.5 thereof and (iii) for purposes of the AESOP II Loan Agreement in Section 13.5 thereof.

      "Indemnified Persons" is defined (i) for purposes of the AESOP I Operating Lease in Section 16.1 thereof, (ii) for purposes of the AESOP II Operating Lease in Section 16.1 thereof and (iii) for purposes of the Finance Lease in Section
16.1 thereof.

      "Indenture" means the Base Indenture, together with all Supplements, as the same may be amended, modified or supplemented from time to time.

      "Independent Director" means,

      (a) with respect to AESOP Leasing II, an individual who is not, and, except for having previously acted as a director of AESOP Leasing II, Original AESOP, Original AFC-II or AFC, never was,

            (i) a stockholder, member, partner, director, officer, employee, affiliate, associate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit (excluding, however, any compensation received by an Independent Director in such person's capacity as a director of AESOP Leasing II or in such person's capacity as a director of Original AESOP, Original AFC-II or AFC during a period which occurred prior to July 31, 1997) in any form whatever from, or any person that has provided any service (excluding, however, any service provided by a director in such person's capacity as a director of AESOP Leasing II or in such person's capacity as an Independent Director of Original AESOP, Original AFC-II or AFC during a period which occurred prior to July 31, 1997) in any form whatever to, AESOP Leasing II, ARC, AFC, AFC-II, ARAC, AESOP Leasing, Original AESOP, Original AFC-II or any of their affiliates or associates, or

            (ii) any person owning beneficially, directly or indirectly, any outstanding shares of common stock, any limited liability company interests or any partnership interests, as applicable, of AESOP Leasing II, ARC, AFC, AFC-II, ARAC, AESOP Leasing, Original AESOP, Original AFC-II or any of their affiliates, or a stockholder, member, partner, director, officer, employee, affiliate, associate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit (excluding, however, any compensation received by a director in such person's capacity as an Independent Director of AESOP Leasing II or in such person's capacity as a director of Original AESOP, Original AFC-II or AFC during a period which occurred prior to July 31, 1997) in any form whatever from, or any person that has provided any service (excluding, however, any service provided by a director in such person's capacity as a director of AESOP Leasing II or in such person's capacity as an Independent Director of Original AESOP, Original AFC-II or AFC during a period which occurred prior to July 30, 1997) in any form whatever to, such beneficial owner or any of such beneficial owner's affiliates or associates, or

            (iii) a member of the immediate family of any person described above.

      (b) with respect to Original AESOP, an individual who is not, and, except for having previously acted as a director of Original AESOP, Original AFC-II or AFC, never was,

            (i) a stockholder, member, partner, director, officer, employee, affiliate, associate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit (excluding, however, any compensation received by a director in such person's capacity as a director of Original AESOP or in such person's capacity as an Independent Director of AFC or Original AFC-II during a period which occurred prior to July 31, 1997) in any form whatever from, or any person that has provided any service (excluding, however, any service provided by a director in such person's capacity as an Independent Director of Original AESOP or in such person's capacity as a director of AFC or Original AFC-II during the period occurring prior to July 31, 1997) in any form whatever to, Original AESOP, ARC, AFC, AFC-II, ARAC, AESOP Leasing, AESOP Leasing II, Original AFC-II or any of their affiliates or associates, or

            (ii) any person owning beneficially, directly or indirectly, any outstanding shares of common stock, any limited liability company interests or any partnership interests, as applicable, of Original AESOP, ARC, AFC, AFC-II, ARAC, AESOP Leasing, AESOP Leasing II, Original AFC-II or any of their affiliates, or a stockholder, member, partner, director, officer, employee, affiliate, associate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit (excluding, however, any compensation received by a director in such person's capacity as an Independent Director of Original AESOP or in such person's capacity as a director of AFC or Original AFC-II during the period occurring prior to July 31, 1997) in any form whatever from, or any person that has provided any service (excluding, however, any service provided by a director in such person's capacity as a director of Original AESOP or in such person's capacity as an Independent Director of AFC or Original AFC-II during the period occurring prior to July 30, 1997) in any form whatever to, such beneficial owner or any of such beneficial owner's affiliates or associates, or

            (iii) a member of the immediate family of any person described above.

      (c) with respect to AFC, an individual who is not, and never was,

            (i) a stockholder, member, partner, director, officer, employee, affiliate, associate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit in any form whatever from, or any person that has provided any service in any form whatever to, ARC, ARAC or any of their affiliates or associates, or

            (ii) any person owning beneficially, directly or indirectly, any outstanding shares of common stock, any limited liability interests or any partnership interests, as applicable, of ARC, ARAC or any of their affiliates, or a stockholder, member, partner, director, officer, employee, affiliate, associate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit in any form whatever from, or any person that has provided any service in any form whatever to, such beneficial owner or any of such beneficial owner's affiliates or associates, or

            (iii) a member of the immediate family of any person described above;

      provided, however, that in the event there is a director of AFC meeting the above clauses (i), (ii) and (iii) then "Independent Director" with respect to AFC shall mean an individual who is not,

            (i) a stockholder, member, partner, director, officer, employee, affiliate, associate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit in any form whatever from, or any person that has provided any service in any form whatever to, AFC, AFC-II, AESOP Leasing, AESOP Leasing II, Original AESOP, Original AFC-II or any of their affiliates or associates, or

            (ii) any person owning beneficially, directly or indirectly, any outstanding shares of common stock, any limited liability company interests or any partnership interests, as applicable, of AFC, AFC-II, AESOP Leasing, AESOP Leasing II, Original AESOP, Original AFC-II or any of their affiliates, or a stockholder, member, partner, director, officer, employee, affiliate, associate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit in any form whatever from, or any person that has provided any service in any form whatever to, such beneficial owner or any of such beneficial owner's affiliates or associates, or

            (iii) a member of the immediate family of any person described above.

      "Independent Manager" is defined in Section 1.1 of the AFC-II Limited Liability Company Agreement.

      "Ineligible Vehicle" means a Vehicle that is not an Eligible Vehicle.

      "Initial AESOP Vehicle" means any Vehicle previously subject to the Original Operating Lease and made subject to the AESOP II Operating Lease on the Initial Closing Date.

      "Initial ARAC Vehicle" means any Vehicle previously subject to the Original Synthetic Lease and made subject to the AESOP I Operating Lease on the Initial Closing Date.

      "Initial Closing Date" means the date on which the initial Loans are made by the Lender under the Loan Agreements.

      "Initial Financed Vehicle" means any Vehicle owned by ARAC and made subject to the Finance Lease on the Initial Closing Date.

      "Initial Invested Amount" means, with respect to any Series of Notes, the aggregate initial principal amount specified in the applicable Supplement.

      "Initial Leased Vehicle" is defined (i) for purposes of the AESOP I Operating Lease in Section 2.1 thereof, (ii) for purposes of the AESOP II Operating Lease in Section 2.1 thereof and (iii) for purposes of the Finance Lease in Section 2.1 thereof.

      "Initial PVT Vehicle" means any Vehicle previously subject to the Original PVT Lease and made subject to Lease on the Initial Closing Date.

      "Initial Vehicle" means an Initial AESOP Vehicle, an Initial ARAC Vehicle, an Initial PVT Vehicle or an Initial Financed Vehicle, as the context may require.

      "Intercreditor Agreement" means the agreement, dated as of September 15, 1998, among the Trustee, AFC-II, AESOP Leasing, the Administrator, the Intermediary and the Receivables Lender Agent.

      "Interest Collections" means on any date of determination, all Collections which, pursuant to the Loan Agreements, represent payments of Loan Interest and Supplemental Interest plus any amounts earned on Permitted Investments in the Collection Account which are available for distribution on such date.

      "Interest Period" means, with respect to any Series of Notes, the period specified in the related Supplement.

      "Intermediary" means the Person acting in the capacity of Qualified Intermediary pursuant to the Master Exchange Agreement, which initially shall be Bank One, Texas, National Association.

      "Intermediary Exchange Agreement Termination Event" has the meaning assigned to such term in the Master Exchange Agreement.

      "Invested Amount" means, with respect to each Series of Notes, the amount specified in the applicable Supplement.

      "Invested Percentage" means, with respect to any Series of Notes, the percentage specified in the applicable Supplement.

      "Investment Company Act" means the Investment Company Act of 1940, as amended.

      "Issuer" means AFC-II, as issuer of the Notes, unless a successor replaces it and, thereafter, means the successor.

      "Lease Event of Default" means an AESOP I Operating Lease Event of Default, an AESOP II Operating Lease Event of Default or a Finance Lease Event of Default.

      "Lease Guide" means the Black Book Official Finance/Lease Guide.

      "Lease Payment Deficit" with respect to a Series shall be defined in the Supplement for such Series.

      "Leases" means the Operating Leases and the Finance Lease.

      "Lease's Share" means, with respect to each Lease on any date of determination, a fraction expressed as a percentage, the numerator of which is equal to the Net Book Value of Vehicles subject to such Lease and the denominator of which is equal to the sum of the Net Book Value of all Vehicles subject to the Leases, each as of such date of determination; provided, however, that on any date of determination on which the Net Book Value of Vehicles subject to each Lease is zero, the Lease's Share with respect to (i) the AESOP I Operating Lease shall be 67.5%, (ii) the Finance Lease shall be 10% and (iii) the AESOP II Operating Lease shall be 22.5%.

      "Legal Reserve Funding Date" means (i) in the event that the closing of the initial public offering of the common stock of ARC (as described in Registration Statement on Form S-1 (No. 333-28609), as amended, filed with the Securities and Exchange Commission) occurs prior to December 31, 1997, the date, if any, on which the total stockholders' equity of ARC and its Consolidated Subsidiaries is reduced to an amount equal to or less than 65% of such total stockholders' equity on the date of such closing (after giving effect to the issuance of such common stock on such date) and (ii) otherwise, December 31, 1997.

      "Legal Reserve Release Condition" means in the event that the closing of the initial public offering of the common stock of ARC (as described in Registration Statement on Form S-1 (No. 333-28609), as amended, filed with the Securities and Exchange Commission) occurs prior to December 31, 1997, the total stockholders' equity of ARC and its Consolidated Subsidiaries is greater than 65% of such total stockholders' equity on the date of such closing (after giving effect to the issuance of such common stock on such date).

      "Lender" means AFC-II, in its capacity as lender under the Loan
Agreements.

      "Lender Party" is defined (i) for purposes of the AESOP I Operating Lease Loan Agreement in Section 13.5 thereof, (ii) for purposes of the AESOP I Finance Lease Loan Agreement in Section 13.5 thereof and (iii) for purposes of the AESOP II Loan Agreement in Section 13.5 thereof.

      "Lender Trust Account" has the meaning assigned to such term in the Master Exchange Agreement.

      "Lender's Carrying Cost Interest Rate" means for any Loan Interest Period an interest rate equal to the percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of (A) the amount of interest accrued during such Loan Interest Period with respect to all Series of Notes, plus (B) the sum of any Swap Payments payable by AFC-II on the next succeeding Payment Date, minus (C) the sum of any Swap Payments payable to AFC-II on the next succeeding Payment Date, minus (D) any accrued earnings on Permitted Investments in the Collection Account which are available for distribution on the last Business Day of such Loan Interest Period, and (ii) the denominator of which is equal to the Average Daily Loan Balance for all Loans under the Loan Agreements with respect to such Loan Interest Period; provided, however that the Lender's Carrying Cost Interest Rate after the occurrence of a Event of Bankruptcy with respect to ARC, ARAC or any other Lessee shall equal an interest rate equal to (x) with respect to the AESOP I Operating Lease Loan Agreement, the percentage equivalent of a fraction, (I) the numerator of which is equal to the product of (A) the sum specified in clause (i) above and (B) a fraction, the numerator of which is the AESOP I Operating Lease Loan Agreement Borrowing Base and the denominator of which is the sum of the AESOP I Operating Lease Loan Agreement Borrowing Base, the AESOP I Finance Lease Loan Agreement Borrowing Base and the AESOP II Loan Agreement Borrowing Base, each determined as of the first day of such Loan Interest Period, and (II) the denominator of which is equal to the Average Daily Loan Balance for all Loans under the AESOP I Operating Lease Loan Agreement with respect to such Loan Interest Period and (y) with respect to the AESOP I Finance Lease Loan Agreement and the AESOP II Loan Agreement, the percentage equivalent of a fraction, (I) the numerator of which is equal to the product of (A) the sum specified in clause (i) above and (B) a fraction, the numerator of which is the sum of the AESOP I Finance Lease Loan Agreement Borrowing Base and the AESOP II Loan Agreement Borrowing Base and the denominator of which is the sum of the AESOP I Operating Lease Loan Agreement Borrowing Base, the AESOP I Finance Lease Loan Agreement Borrowing Base and the AESOP II Loan Agreement Borrowing Base, each determined as of the first day of such Loan Interest Period, and (II) the denominator of which is equal to the Average Daily Loan Balance for all Loans under the AESOP I Finance Lease Loan Agreement and the AESOP II Loan Agreement with respect to such Loan Interest Period.

      "Lessee" means, as applicable, (i) each of ARAC and each Eligible Rental Car Company that becomes a party to the AESOP I Operating Lease pursuant to the provisions of Section 24 thereof, in its capacity as a lessee under the AESOP I Operating Lease, (ii) each of ARAC and each Eligible Rental Car Company that becomes a party to the AESOP II Operating Lease pursuant to the provisions of
Section 24 thereof, in its capacity as a lessee under the AESOP II Operating Lease and (iii) ARAC, in its capacity as the lessee under the Finance Lease.

      "Lessee Agreements" is defined (i) for purposes of the AESOP I Operating Lease in Section 2(b) thereof, (ii) for purposes of the AESOP II Operating Lease in Section 2(b) thereof and (iii) for purposes of the Finance Lease in Section 2(b) thereof.

      "Lessee's Share" means, with respect to each Lessee under a particular Lease on any date of determination, a fraction expressed as a percentage, the numerator of which is equal to the Net Book Value of all Vehicles leased by such Lessee under such

Lease and the denominator of which is equal to the sum of the Net Book Value of all Vehicles leased under such Lease, each as of such date of determination.

      "Lessor" means (i) AESOP Leasing, in its capacity as the lessor under each of the AESOP I Operating Lease and the Finance Lease, and (ii) AESOP Leasing II, in its capacity as the lessor under the AESOP II Operating Lease.

      "Liabilities" means (i) with respect to the AESOP I Operating Lease Loan Agreement, all obligations to the Lender of AESOP Leasing arising under or in connection with the AESOP I Operating Lease Loan Agreement or the related Loan Note, in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due including, without limitation, Loan Interest accruing after the filing of a bankruptcy petition whether or not allowed as a claim, (ii) with respect to the AESOP I Finance Lease Loan Agreement, all obligations to the Lender of AESOP Leasing arising under or in connection with the AESOP I Finance Lease Loan Agreement or the related Loan Note, in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due including, without limitation, Loan Interest accruing after the filing of a bankruptcy petition whether or not allowed as a claim and (iii) with respect to the AESOP II Loan Agreement, all obligations to the Lender of AESOP Leasing II arising under or in connection with the AESOP II Loan Agreement or the related Loan Note, in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due including, without limitation, Loan Interest accruing after the filing of a bankruptcy petition whether or not allowed as a claim.

      "Licensing Agreement" means the Master License Agreement, dated as of July 30, 1997, among Cendant Car Rental, Inc. (formerly known as HFS Car Rental, Inc.), ARAC and Wizard Co., Inc., as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

      "Lien" means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise.

      "Limited Liquidation Event of Default" means, with respect to any Series of Notes, any event specified as such in the related Supplement.

      "Liquidation Event of Default" means, so long as such event or condition continues, any of the following: (a) any event or condition with respect to AFC-II,

AESOP Leasing, AESOP Leasing II, Original AESOP, PVHC, Quartx, ARAC, any Lessee or ARC of the type described in Section 9.1(d) of the Base Indenture, (b) a payment default by AFC-II under the Base Indenture as specified in Sections 9.1(a) and (b) of the Base Indenture, (c) an event specified in Section 9.1(e)(i), (k), (l) or (m) of the Base Indenture, (d) a payment default by ARAC, any Lessee or ARC under any Enhancement Agreement, as specified therein, (e) a payment default by any Lessee under Section 18.1.1 of the AESOP I Operating Lease, (f) a payment default by any Lessee under Section 18.1.1 of the AESOP II Operating Lease or (g) a payment default by the Lessee under Section 18.1.1 of the Finance Lease.

      "Loan" is defined (i) for purposes of the AESOP I Operating Lease Loan Agreement in Section 2.1 thereof, (ii) for purposes of the AESOP I Finance Lease Loan Agreement in Section 2.1 thereof and (iii) for purposes of the AESOP II Loan Agreement in Section 2.1 thereof.

      "Loan Agreements" means the AESOP I Loan Agreements and the AESOP II Loan Agreement.

      "Loan Agreement's Share" means, with respect to each Loan Agreement on any date of determination, a fraction expressed as a percentage, the numerator of which is equal to the Loan Principal Amount of Loans outstanding under such Loan Agreement and the denominator of which is equal to the sum of the Loan Principal Amounts of all Loans outstanding under the Loan Agreements, each as of such date of determination; provided, however, that on any date of determination on which the Loan Principal Amount of Loans outstanding under each Loan Agreement is zero, the Loan Agreement's Share with respect to each Loan Agreement shall equal the Lease's Share with respect to the Related Lease as of such date.

      "Loan Collateral" means the AESOP I Loan Collateral and the AESOP II Loan Collateral.

      "Loan Commitment" is defined (i) for purposes of the AESOP I Operating Lease Loan Agreement in Section 2.1 thereof, (ii) for purposes of the AESOP I Finance Lease Loan Agreement in Section 2.1 thereof and (iii) for purposes of the AESOP II Loan Agreement in Section 2.1 thereof.

      "Loan Commitment Termination Date" means the date on which all Notes shall have been paid in full and the Base Indenture shall have terminated pursuant to
Section 11.1 thereof.

      "Loan Event of Default" means an AESOP I Loan Event of Default or an AESOP II Loan Event of Default.

      "Loan Interest" (i) with respect to Loans made under the AESOP I Operating Lease Loan Agreement, is defined in Section 4.1 thereof, (ii) with respect to Loans made under the AESOP I Finance Lease Loan Agreement, is defined in Section 4.1 thereof and (iii) with respect to Loans made under the AESOP II Loan Agreement, is defined in Section 4.1 thereof.

      "Loan Interest Period" means, with respect to any Distribution Date, the period from and including the preceding Distribution Date to but excluding the current Distribution Date, provided, however, that the initial Loan Interest Period shall commence on the Initial Closing Date and the final Loan Interest Period shall end on the date following the Loan Commitment Termination Date on which all Loans under the Loan Agreements shall have been paid in full.

      "Loan Note" means, (i) with respect to Loans made under the AESOP I Operating Lease Loan Agreement, is defined in Section 3.1 thereof, (ii) with respect to Loans made under the AESOP I Finance Lease Loan Agreement, is defined in Section 3.1 thereof and (iii) with respect to Loans made under the AESOP II Loan Agreement, is defined in Section 3.1 thereof.

      "Loan Payment Allocation Percentage" means, (i) with respect to the AESOP I Operating Lease Loan Agreement on any date of determination, a fraction expressed as a percentage (which percentage shall never exceed 100%), the numerator of which is equal to the Loan Principal Amount of Loans outstanding under the AESOP I Operating Lease Loan Agreement and the denominator of which is equal to the AESOP I Operating Lease Loan Agreement Borrowing Base, each as of such date of determination, (ii) with respect to the AESOP I Finance Lease Loan Agreement on any date of determination, a fraction expressed as a percentage (which percentage shall never exceed 100%), the numerator of which is equal to the Loan Principal Amount of Loans outstanding under the AESOP I Finance Lease Loan Agreement and the denominator of which is equal to AESOP I Finance Lease Loan Agreement Borrowing Base, each as of such date of determination, and (iii) with respect to the AESOP II Loan Agreement, 100%.

      "Loan Principal Amount" means, as of any date, (i) with respect to Loans made under the AESOP I Operating Lease Loan Agreement, the aggregate principal amount outstanding of such Loans, (ii) with respect to Loans made under the AESOP I Finance Lease Loan Agreement, the aggregate principal amount outstanding of such Loans and (iii) with respect to Loans made under the AESOP II Loan Agreement, the aggregate principal amount outstanding of such Loans.

      "Loan Request" means a loan request, substantially in the form of Exhibit B-1 to each Loan Agreement, executed by an Authorized Officer of the relevant Borrower.

      "Loan Request Response" means a loan request response, substantially in the form of Exhibit B-2 to each Loan Agreement, executed by an Authorized Officer of the Lender.

      "Lockbox Agreement" means each agreement establishing an Approved Lockbox Account.

      "Luxembourg Agent" is defined in Section 2.4(c) of the Base Indenture.

      "Manager" is defined in Section 1.1 of the AFC-II Limited Liability Company Agreement.

      "Managing Agent" means Lord Securities Corporation, a Delaware corporation.

      "Mandatorily Redeemable Obligations" means, as applied to a Person, an obligation of such Person to the extent that it is redeemable, payable or required to be purchased or otherwise retired or extinguished (a) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (b) at the option of any Person other than such Person or (c) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings.

      "Manufacturer" means a manufacturer of passenger automobiles and/or light trucks.

      "Manufacturer Event of Default" means, with respect to any Manufacturer,
(i) the failure by such Manufacturer (or in the case of a Guaranteed Depreciation Program, the failure by such Manufacturer or any related auction dealers) to pay any amount due under such Manufacturer's Manufacturer Program with respect to a Vehicle turned in to such Manufacturer (including any Relinquished Vehicle); provided, however, that (a)(I), in the case of an Eligible Manufacturer Program, such failure continues for more than ninety (90) days following the Turnback Date for such Vehicle or (II) in the case of any other Manufacturer Program, such failure continues for more than thirty (30) days following the Turnback Date for such Vehicle and (b) in the case of an Eligible Manufacturer Program only, the aggregate of any such amounts not paid (each, a "Past Due Amount") are equal to or in excess of the lesser of the Default Amount with respect to such Manufacturer Program and the then outstanding aggregate amount of repurchase obligations of the Manufacturer under such Manufacturer Program, in each case net of Past Due Amounts that are the subject of a good faith dispute as evidenced by a writing by AESOP Leasing, AESOP Leasing II or ARAC, as applicable, or the Manufacturer questioning the accuracy of amounts paid or payable in respect of certain Vehicles tendered for repurchase under a Manufacturer Program (as distinguished from any dispute relating to the repudiation by such Manufacturer generally of its obligations under such Manufacturer Program or the assertion by such Manufacturer of the invalidity or unenforceability as against it of such Manufacturer Program); (ii) the occurrence of an Event of Bankruptcy with respect to such Manufacturer; or
(iii) the termination of such Manufacturer's Manufacturer Program or the failure of an Eligible Program Manufacturer's Manufacturer Program to meet the requirements of an Eligible Manufacturer Program.

      "Manufacturer Program" means any Repurchase Program or Guaranteed Depreciation Program.

      "Market Value" means, with respect to any Vehicle as of any date of determination, the market value of such Vehicle as specified in the Related Month's published NADA Guide for the model class and model year of such Vehicle based on the average equipment and the average mileage of each vehicle of such model class and model year; provided, that if the NADA Guide is being published but such Vehicle is not included therein, the Market Value shall mean the Capitalized Cost of such Vehicle less depreciation charges equal to 1.67% per month of the Capitalized Cost of such Vehicle since the date of such Vehicle's purchase; provided, further, that if the NADA Guide was not published in the Related Month, the Market Value of such Vehicle shall be based on an independent third-party data source approved by each Rating Agency that is rating any Series of Notes or the Commercial Paper Notes at the request of AFC-II or ARAC based on the average equipment and average mileage of each Vehicle of such model class and model year or based upon such other methodology approved by each such Rating Agency.

      "Market Value Average" means, as of any day on or after the third Determination Date, the percentage equivalent of a fraction, the numerator of which is the average of the Non-Program Fleet Market Value as of such preceding Determination Date and the two Determination Dates precedent thereto and the denominator of which is the average of the aggregate Net Book Value of Non-Program Vehicles leased under the AESOP I Operating Lease and the Finance Lease as of such preceding Determination Date and the two Determination Dates precedent thereto.

      "Master Exchange Agreement" means the Master Exchange Agreement, dated as of September 15, 1998, between AESOP Leasing and Bank One, Texas, National Association, as Intermediary.

      "Material Adverse Effect" means, with respect to any occurrence, event or condition:

      (i) a materially adverse effect on the financial condition, prospects, business, assets or operations of the Guarantor and its Consolidated Subsidiaries;

      (ii) a materially adverse effect on the ability of (a) the Guarantor, ARAC, any other Lessee, AESOP Leasing, AESOP Leasing II, Original AESOP, PVHC or Quartx to perform its obligations under any of the Related Documents or (b) the Lender to perform its obligations under any of the Related Documents; or

      (iii) an adverse effect on (a) the enforceability of any Related Document or (b) on the priority or perfection of the Lender's or the Trustee's Lien on any Loan Collateral or the Collateral.

      "Maximum Financed Vehicle Amount" means, as of any Determination Date or Payment Date, the lowest Maximum Financed Vehicle Amount specified in any Supplement under which Notes are Outstanding as of such date.

      "Maximum Invested Amount" means, with respect to each Series of Notes, the amount, if any, specified in the applicable Supplement.

      "Maximum Manufacturer Amount" means, as of any Determination Date or Payment Date, with respect to a particular Manufacturer or group of Manufacturers, the lowest Maximum Manufacturer Amount specified in any Supplement under which Notes are Outstanding as of such date.

      "Maximum Non-Eligible Manufacturer Amount" means, as of any Determination Date or Payment Date, the lowest Maximum Non-Eligible Manufacturer Amount specified in any Supplement under which Notes are Outstanding as of such date.

      "Maximum Non-Program Vehicle Amount" means, as of any Determination Date or Payment Date, the lowest Maximum Non-Program Vehicle Amount specified in any Supplement under which Notes are Outstanding as of such date.

      "Maximum Specified States Amount" means, as of any Determination Date or Payment Date, the lowest Maximum Specified States Amount specified in any Supplement under which Notes are Outstanding as of such date.

      "Maximum Term" is defined (i) for purposes of the AESOP I Operating Lease in Section 3.1 thereof, (ii) for purposes of the AESOP II Operating Lease in
Section 3.1 thereof and (iii) for purposes of the Finance Lease in Section 3.1 thereof.

      "Mazda" means, collectively, Mazda Motor Corporation and Mazda Motor of America, Inc.

      "Measurement Month" with respect to any date, means collectively, each of the three periods most closely preceding such date, each of which periods shall consist of one calendar month or the smallest number of consecutive calendar months, in which (a) at least 250 Non-Program Vehicles were sold at auction or otherwise and (b) at least one-twelfth of the aggregate Net Book Value of the Non-Program Vehicles leased under the AESOP I Operating Lease and the Finance Lease as of the last day of each such period were sold at auction or otherwise; provided, however, that no calendar month included in a Measurement Month shall be included in any other Measurement Month; and, further provided, that Redesignated Program Vehicles shall be excluded for purposes of the foregoing determination.

      "Measurement Month Average" means, with respect to any Measurement Month, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds of all Non-Program Vehicles sold at auction or otherwise during such Measurement Month (excluding any Redesignated Program Vehicles) and the denominator of which is the aggregate Net Book Value of such Vehicles on the dates of their respective sales.

      "Merger Agreement" is defined in the recitals to the Base Indenture.

      "Minimum Term" is defined (i) for purposes of the AESOP I Operating Lease in Section 3.1 thereof, (ii) for purposes of the AESOP II Operating Lease in
Section 3.1 thereof and (iii) for purposes of the Finance Lease in Section 3.1 thereof.

      "Mitsubishi" means Mitsubishi Motors Corp., a Delaware corporation.

      "Monthly Administration Fee" means, with respect to each Payment Date, one-twelfth of the product of (i) in the case of the Monthly Administration Fee payable by AESOP Leasing in respect of Vehicles subject to the AESOP I Operating Lease and the Finance Lease, 0.40% and the Net Book Value of such Vehicles as of the first day of the applicable Related Month; (ii) in the case of the Monthly Administration Fee payable by AESOP Leasing II in respect of Vehicles subject to the AESOP II Operating Lease, 0.40% and the Net Book Value of such Vehicles as of the first day of the applicable Related Month; and (iii) in the case of the Monthly Administration Fee payable by AFC-II, 0.10% and the Net Book Value of all Vehicles leased under the Leases as of the first day of the applicable Related Month; provided, however, that if an Amortization Event with respect to any Series of Notes shall have occurred and be continuing, the Monthly Administration Fee for each Payment Date will equal the greater of (A) the product of (x) $20.00 and (y) the number of Vehicles subject to the Leases as of the first day of the applicable Related Month, and (B) the sum of the amounts described in the clauses (i), (ii) and (iii) of this definition; and provided, further, that if the Monthly Administration Fee is determined as provided in clause (A), such Monthly Administration Fee shall be payable by AESOP Leasing, AESOP Leasing II and AFC-II in the same relative proportions that would have been payable had such Monthly Administration Fee been determined as provided in clauses (i), (ii) and (iii) of this definition.

      "Monthly Base Rent" means, with respect to each Lease on a Payment Date, without duplication, the sum of (a) the Loan Interest and Supplemental Interest with respect to the Loan(s) made to finance the Vehicles subject to such Lease that is due and payable on such Payment Date, plus (b) the accrued Depreciation Charges for the Related Month for all Vehicles (x) subject to such Lease as of the end of the Related Month or (y) that, without double counting, while subject to such Lease either became Ineligible Vehicles, suffered a Casualty or were sold by or on behalf of the applicable Lessor to any Person other than to a Manufacturer pursuant to a Manufacturer Program or to a third party pursuant to an auction conducted through a Guaranteed Depreciation Program, in each case, during the Related Month, plus (c) in the case of the AESOP I Operating Lease or the Finance Lease, all upfront incentive payments paid by Manufacturers during the Related Month in respect of purchases of Non-Program Vehicles leased under such Lease, plus (d) the Monthly Administration Fee payable by the applicable Lessor under the Administration Agreement with respect to such Payment Date; plus (e) in the case of the AESOP II Operating Lease, an amount equal to the dividends accrued during the Related Month on the outstanding Preferred Stock of AESOP Leasing II (including any applicable tax gross-up), determined in accordance with the certificates of designation relating to such Preferred Stock, plus (f) the applicable Loan Agreement's Share (determined as of the beginning of the Related Month) with respect to the Related Loan Agreement of Carrying Charges, (g) in the case of the AESOP II Operating Lease, the monthly portion of the AESOP II Management Fee and any other amounts payable by AESOP Leasing II under the AESOP II Management Agreement, plus (h) in the case of the AESOP I Operating Lease or the Finance Lease, the monthly portion of the Original AESOP Management Fee, allocated to each such Lease pro rata, based upon the applicable Lease's Share (determined as of the beginning of the Related Month), (i) in the case of the AESOP I Operating Lease or the Finance Lease, an amount equal to 1% of the sum of (A) the Net Book Value of the Non-Program Vehicles subject to such Lease as of the first day of the Related Month, (B) the Capitalized Cost of each new Non-Program vehicles leased thereunder since the first day of the Related Month and (C) the Net Book Value of each Program Vehicle subject to such Lease redesignated as a Non-Program Vehicle since the first day of the Related Month; and (j) indemnity payments paid by the applicable Lessor pursuant to any Vehicle Title and Lienholder Nominee Agreement to which such Lessor is a party.

      "Monthly Certificate" is defined in Section 4.1(b) of the Base Indenture.

      "Monthly Loan Principal Amount" (i) with respect to Loans made under the AESOP I Operating Lease Loan Agreement, is defined in Section 5.1 thereof, (ii) with respect to Loans made under the AESOP I Finance Lease Loan Agreement, is defined in Section 5.1 thereof and (iii) with respect to Loans made under the AESOP II Loan Agreement, is defined in Section 5.1 thereof.

      "Monthly Noteholders Statement" means a statement substantially in the form of Exhibit E to the Indenture.

      "Moody's" means Moody's Investors Service, Inc.

      "NADA Guide" means the National Automobile Dealers Association, Official Used Car Guide, Eastern Edition.

      "Net Book Value" means, with respect to each Vehicle, such Vehicle's Capitalized Cost, minus, in the case of any Non-Program Vehicle, the amount of any upfront incentive fees paid by a Manufacturer in respect of the purchase of such Vehicle, minus the aggregate Depreciation Charges accrued with respect to such Vehicle through the last day of the Related Month.

      "Nissan" means Nissan Motor Corporation in U.S.A., Inc., a California corporation.

      "Nissan Hawaii" means Nissan Motor Corporation in Hawaii, Ltd., a Hawaii corporation.

      "Non-Eligible Manufacturer Amount" means, as of any date of determination, the aggregate Net Book Value of all Vehicles leased under the Leases on such day that were manufactured by Manufacturers other than Eligible Non-Program Manufacturers.

      "Non-Program Fleet Market Value" means, with respect to all Non-Program Vehicles (excluding any Redesignated Program Vehicles) as of any date of determination, the sum of the respective Market Values of each Non-Program Vehicle subject to the AESOP I Operating Lease or the Finance Lease. For purposes of computing the Non-Program Fleet Market Value, the "Market Value" of a Non-Program Vehicle means the market value of such Non-Program Vehicle as specified in the most recently published NADA Guide for the model class and model year of such Non-Program Vehicle based on the average equipment and the average mileage of each Non-Program Vehicle of such model class and model year then leased under the AESOP I Operating Lease and the Finance Lease. If such Non-Program Vehicle is not listed in the most recently published NADA Guide, then the "Market Value" of a Non-Program Vehicle means the Capitalized Cost of such Non-Program Vehicle less depreciation charges accrued in respect of such Non-Program Vehicle in accordance with the applicable Depreciation Schedule since the date of such Non-Program Vehicle's purchase. Notwithstanding the foregoing, if a Non-Program Vehicle is subject to a Manufacturer Program and for so long as no Manufacturer Event of Default has occurred with respect to the related Manufacturer, the Market Value of such Non-Program Vehicle as of any date of determination, will equal the Repurchase Price on such date with respect to such Vehicle under such Manufacturer Program.

      "Non-Program Vehicle" means a Vehicle that is not subject to an Eligible Manufacturer Program.

      "Non-Program Vehicle Amount" means, as of any date of determination, the aggregate Net Book Value of all Non-Program Vehicles leased under the Leases on such day, excluding, however, any Redesignated Program Vehicle.

      "Non-Program Vehicle Percentage" means, as of any date of determination, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Net Book Value of all Non-Program Vehicles leased under the Leases on such day and (b) the denominator of which is the aggregate Net Book Value of all Vehicles leased under the Leases on such day.

      "Non-Program Vehicle Special Default Payments" is defined (i) for purposes of the AESOP I Operating Lease in Section 13.3 thereof and (ii) for purposes of the Finance Lease in Section 13.3 thereof.

      "Noteholder" and "Holder" means the Person in whose name a Note is registered in the Note Register.

      "Note Owner" means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

      "Note Rate" means, with respect to any Series of Notes, the annual rate at which interest accrues on the Notes of such Series of Notes (or formula on the basis of which such rate shall be determined) as stated in the applicable Supplement.

      "Note Register" means the register maintained pursuant to Section 2.6(a) of the Base Indenture, providing for the registration of the Notes and transfers and exchanges thereof.

      "Notes" is defined in the recitals to the Base Indenture.

      "Officer's Certificate" means a certificate signed by an Authorized Officer of, AFC, AFC-II, AESOP Leasing, AESOP Leasing II, Original AESOP, PVHC, Quartx, ARAC or any Lessee, as the case may be.

      "Operating Leases" means the AESOP I Operating Lease and the AESOP II Operating Lease.

      "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to AFC-II, AESOP Leasing, AESOP Leasing II, Original AESOP, PVHC, Quartx, ARAC, any Lessee or ARC, as the case may be, unless the Requisite Investors shall notify the Trustee of objection thereto.

      "Original AESOP" means AESOP Leasing Corp., a Delaware corporation.

      "Original AESOP Management Agreement" means the Amended and Restated Management Agreement, dated as of July 30, 1997, between the Managing Agent and Original AESOP.

      "Original AESOP Management Fee" is defined in Section 2 of the Original AESOP Management Agreement.

      "Original AESOP Nominee Agreement" means the Vehicle Title Nominee Agreement, dated as of July 30, 1997, among Original AESOP, the Trustee, ARAC, ARC and AESOP Leasing II, as amended, modified or supplemented from time to time in accordance with its terms.

      "Original AFC-II" means AESOP Funding Corp. II, a Delaware corporation.

      "Original Operating Lease" means the Master Motor Vehicle Operating Lease and Servicing Agreement, dated as of May 1, 1996, among Original AESOP, as the lessor thereunder, ARAC, as the lessee thereunder, and HFS Car Rental, Inc., as the guarantor thereunder, as amended, modified or supplemented from time to time in accordance with its terms.

      "Original PVT Lease" means the Restated Third Amendment and Restatement to Lease, dated as of September 21, 1987, among Bankers Trust Company, as trustee for Prime Vehicles Trust, as the lessor thereunder, ARAC, as the lessee thereunder, and HFS Car Rental, Inc., as the guarantor thereunder, as amended, modified or supplemented from time to time in accordance with its terms.

      "Original Synthetic Lease" means the Master Motor Vehicle Lease and Servicing Agreement, dated as of May 1, 1996, among Original AESOP, as the lessor thereunder, ARAC, as the lessee thereunder, and HFS Car Rental, Inc., as the guarantor thereunder, as amended, modified or supplemented from time to time in accordance with its terms.

      "Outstanding" is defined, with respect to any Series, in the related Supplement.

      "Paired Series" is defined in Section 5.5 of the Base Indenture.

      "Paying Agent" is defined in Section 2.6(a) of the Base Indenture.

      "Payment Date" means the 20th day of each month, or if such date is not a Business Day, the next succeeding Business Day, commencing August 20, 1997.

      "Pension Plan" means any "employee pension benefit plan", as such term is defined in ERISA, which is subject to Title IV of ERISA (other than a "multiemployer plan", as defined in Section 4001 of ERISA) and to which any company in the Controlled Group has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

      "Permanent Global Note" is defined in Section 2.5(b) of the Base
Indenture.

      "Permitted Encumbrances" means: (a) a Lien securing a tax, assessment or other governmental charge or levy (excluding any Lien arising under any of the provisions of ERISA) or the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, and foreclosure, distraint, sale or other similar proceedings shall not have been commenced; (b) a Lien on the properties and assets of a Subsidiary of ARC, other than a Lessee, securing Indebtedness owing to ARC or any Lessee; (c) a Lien consisting of a deposit or pledge made, in the ordinary course of business, in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance or similar legislation; (d) a Lien constituting an encumbrance in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property which does not materially detract from the value of such property or impair the use thereof in the business of ARC or any Subsidiary; (e) a Lien constituting a lease or sublease granted by ARC or any Lessee to others in the ordinary course of business; (f) a Lien existing on (i) property of any Person at the time such Person becomes a Consolidated Subsidiary of ARC or (ii) any asset prior to the acquisition thereof by ARC or a Consolidated Subsidiary, but only, in the case of either clause (i) or (ii), if such Lien was not created in contemplation thereof and so long as the obligation secured by such Lien is not in default and such Lien is and will remain confined to the property subject to it at the time such Person becomes a Consolidated Subsidiary of ARC or such property is acquired and to fixed improvements thereafter erected on such property; (g) a Lien securing Purchase Money Indebtedness but only if, in the case of each such
Lien: (i) such Lien shall at all times be confined solely to the asset the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien and to fixed improvements then or thereafter erected on such asset; (ii) such Lien attached to such asset within 90 days of the acquisition of such property; and (iii) the aggregate principal amount of Purchase Money Indebtedness secured by such Lien at no time exceeds an amount equal to the lesser of (A) the cost (including the principal amount of such Indebtedness, whether or not assumed) to ARC or a Consolidated Subsidiary of the asset subject to such Lien and (B) the fair value of such asset at the time of such acquisition; (h) a Lien constituting a renewal, extension or replacement of a Lien constituting a Permitted Encumbrance by virtue of clause
(f) or (g) of this definition, but only, in the case of each such renewal, extension or replacement Lien, to the extent that the principal amount of indebtedness secured by such Lien does not exceed the principal amount of such indebtedness so secured at the time of the extension, renewal or replacement, and that such renewal, extension or replacement Lien is limited to all or a part of the property that was subject to the Lien extended, renewed or replaced and to fixed improvements then or thereafter erected on such property; (i) Liens on property of non-U.S. Subsidiaries including those in Puerto Rico and the U.S. Virgin Islands; and (j) a Lien arising pursuant to an order of attachment, distraint or similar legal process arising in connection with legal proceedings, but only if and so long as the execution or other enforcement thereof is not unstayed for more than 20 days. For this purpose "Purchase Money Indebtedness" means Indebtedness of ARC or any Consolidated Subsidiary that, within 90 days of such purchase, is incurred to finance part or all of (but not more than) the purchase price of a tangible asset in which neither ARC nor any Subsidiary had at any time prior to such purchase any interest other than a security interest or an interest as lessee under an operating lease and renewals, extensions or refundings, thereof, but not any increases in the principal amounts thereof or interest rates thereon, except for increases in interest rates upon the occasion of any such renewal, extension or refunding that are commercially reasonable at such time.

      "Permitted Investments" means negotiable instruments or securities maturing on or before the Distribution Date next occurring after the investment therein, payable in Dollars, issued by an entity organized under the laws of the United States of America and represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values; (ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated P-1 or higher by Moody's and A-1 or higher by Standard & Poor's and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor's of "A-1+", in the case of certificates of deposit or short-term deposits, or a rating from Standard & Poor's not lower than "AA", in the case of long-term unsecured debt obligations; (iii) commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from Standard & Poor's of "A-1+"; (iv) bankers' acceptances issued by any depositary institution or trust company described in clause (ii) above; (v) investments in money market funds rated "AAm" by Standard & Poor's or otherwise approved in writing by Standard & Poor's; (vi) Eurodollar time deposits having a credit rating from Standard & Poor's of "A-1+"; (vii) repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of "A-1+" by Standard & Poor's and P-1 by Moody's or which otherwise is approved as to collateralization by the Rating Agencies; and (viii) any other instruments or securities, if the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect any ratings with respect to any Series of Notes.

      "Permitted Liens" means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics', materialmen's, landlords', warehousemen's and carrier's Liens, and other Liens imposed by law, securing obligations arising in the ordinary course of business that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (iii) Liens in favor of the Lessors pursuant to each of the Leases; (iv) Liens in favor of the Lender in respect of the Liabilities pursuant to the Loan Agreements, (iv) the Liens in favor of the Trustee pursuant to the Indenture, and (v) Liens in favor of an Enhancement Provider, provided, however, that such Liens are subordinate to the Liens in favor of the Trustee and have been consented to by the Trustee.

      "Permitted Nominee" means, with respect to AESOP Leasing, AESOP Leasing II or ARAC, the nominee titleholder(s) for such Person appointed pursuant to the Vehicle Title and Lienholder Nominee Agreements to which it is a party.

      "Person" means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, corporation, trust, unincorporated organization or Government Authority.

      "Placement Agency Agreement" means any agreement pursuant to which a Placement Agent agrees with AFC-II to place Notes with investors.

      "Placement Agent" means any Person in its capacity as placement agent under a Placement Agency Agreement.

      "Pool Factor" means, unless any Series of Notes is issued in more than one class as stated in any related Supplement, a number carried out to eight significant decimals representing the ratio of the applicable Invested Amount as of the end of the Related Month to the applicable Initial Invested Amount.

      "Post-Identification Period Component" means, on any date of determination, the aggregate of the amounts, without duplication, calculated with respect to each Group of Relinquished Vehicles for which the Identification Period shall have ended but the Post-Identification Period Termination Date shall not have occurred as of the third preceding Business Day, of the sum of
(A) all amounts receivable, as of such date of determination, by the Intermediary from Manufacturers under their respective Eligible Manufacturer Programs with respect to each such Group of Relinquished Vehicles as to which no Receivables Funding Loan shall have been made against the amounts receivable from Manufacturers in respect thereof (unless there shall have been a determination of payment in full of such Receivables Funding Loan pursuant to
Section 6(c) of the Intercreditor Agreement), excluding any such amounts that are unpaid more than ninety (90) days past the applicable Turnback Date, plus
(B), any amount on deposit in the respective AESOP Trust Account on such date of determination that was paid by any such Manufacturer with respect to each Group of Relinquished Vehicles described in the foregoing clause (A), plus (C) any amount on deposit in the respective AESOP Trust Account on such date of determination representing the proceeds of Receivables Funding Loans, plus (D) any amount on deposit in the respective AESOP Trust Account on such date of determination representing amounts released from the corresponding Lender Trust Account for such Group of Relinquished Vehicles following payment in full of all principal and interest on the Receivables Funding Loan related to such Group of Relinquished Vehicles; plus (E) any amount on deposit in the AESOP Trust Accounts on such date representing investment earning on the amounts described in the foregoing clauses (B), (C), and (D).

      "Post-Identification Period Termination Date" means for each Group of Relinquished Vehicles with respect to which the Identification Period shall have ended prior to the receipt by AESOP Leasing of the last Replacement Vehicle with respect to such Group of Relinquished Vehicles, the earlier of the date on which the Exchange Period with respect to such Group of Relinquished Vehicles shall end and the date on which the last Replacement Vehicle with respect to such Group of Relinquished Vehicles shall have been received by AESOP Leasing.

      "Potential AESOP I Finance Lease Loan Event of Default" means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an AESOP I Finance Lease Loan Event of Default.

      "Potential AESOP I Loan Event of Default" means a Potential AESOP I Operating Lease Loan Event of Default or a Potential AESOP I Finance Lease Loan Event of Default.

      "Potential AESOP I Operating Lease Event of Default" means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an AESOP I Operating Lease Event of Default.

      "Potential AESOP I Operating Lease Loan Event of Default" means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an AESOP I Operating Lease Loan Event of Default.

      "Potential AESOP II Loan Event of Default" means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an AESOP II Loan Event of Default.

      "Potential AESOP II Operating Lease Event of Default" means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an AESOP II Operating Lease Event of Default.

      "Potential Amortization Event" means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an Amortization Event.

      "Potential Enhancement Agreement Event of Default" means an event which, with the giving of notice, the passage of time or both, would constitute an Enhancement Agreement Event of Default under any Enhancement Agreement.

      "Potential Finance Lease Event of Default" means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Finance Lease Event of Default.

      "Potential Lease Event of Default" means an event which, with the giving of notice, the passage of time or both, would constitute a Lease Event of Default.

      "Potential Loan Event of Default" means an event which, with the giving of notice, the passage of time or both, would constitute a Loan Event of Default.

      "Potential Manufacturer Event of Default" means an event which, with the giving of notice, the passage of time or both, would constitute a Manufacturer Event of Default.

      "Power of Attorney" means a power of attorney in the form of Attachment C to any Lease.

      "Predecessor Companies" means Avis Rent A Car Systems Holdings, Inc. and Subsidiaries, Avis International, Ltd. and Subsidiaries, Avis Enterprises, Inc. and Subsidiaries, Pathfinder Insurance Company and Global Excess & Reinsurance, Ltd.

      "Preferred Stock" means, as of any date, the issued and outstanding Series A Preferred Stock, together with any other issued and outstanding preferred stock, of AESOP Leasing II on such date.

      "Principal Collections" means any Collections other than Interest Collections.

      "Principal Terms" is defined in Section 2.3 of the Base Indenture.

      "Prior Indenture" is defined in the recitals to the Base Indenture.

      "Program Size" means, with respect to any Series of Notes, the amount specified in the applicable Supplement.

      "Program Vehicle" means a Vehicle subject to an Eligible Manufacturer Program.

      "Program Vehicle Special Default Payments" is defined (i) for purposes of the AESOP I Operating Lease in Section 13.3 thereof and (ii) for purposes of the Finance Lease in Section 13.3 thereof.

      "PVHC" means PV Holding Corp., a Delaware corporation.

      "PVHC/BONY Nominee Agreement" means the Vehicle Title and Lienholder Nominee Agreement, dated as of July 30, 1997, among PV Holding Corp., BONY, ARAC, ARC, AESOP Leasing and the Trustee, as amended, modified or supplemented from time to time in accordance with its terms.

      "Qualified Institution" means a depositary institution or trust company (which may include the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; provided, however, that at all times such depositary institution or trust company is a member of the FDIC and has (i) from Standard & Poor's a long-term indebtedness rating not lower than AA- and a short-term indebtedness rating of A-1+ and from Moody's a long-term indebtedness rating not lower than A2 and a short-term indebtedness rating of P-1, or (ii) such other rating which satisfies the Rating Agency Consent Condition.

      "Qualified Intermediary" means a Person satisfying the requirements for a "qualified intermediary" within the meaning of Section 1031 of the Code and the regulations thereunder.

      "Quartx" means Quartx Fleet Management Inc., a Delaware corporation.

      "Quartx Nominee Agreement" means the Vehicle Title Nominee Agreement, dated as of July 30, 1997, among Quartx Fleet Management Inc., the Trustee, ARAC, ARC and AESOP Leasing, as amended, modified or supplemented from time to time in accordance with its terms.

      "Rating Agency" means, (i) with respect to each outstanding Series of Notes, any rating agency or agencies then issuing a rating for such Series of Notes at the request of AFC-II or ARAC, or (ii) with respect to the Commercial Paper Notes, collectively S&P, Moody's and any other nationally recognized rating agency approved by the administrative agent for the liquidity lenders with respect to the Commercial Paper Notes, ARAC and the Required Secured Parties.

      "Rating Agency Confirmation Condition" means, with respect to any action, that (i) each Rating Agency shall have notified AFC-II, AESOP Leasing, AESOP Leasing II, ARAC, each Lessee, any Enhancement Provider and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating (in effect immediately before the taking of such action) of any outstanding Series of Notes with respect to which it is a Rating Agency and (ii) each Rating Agency shall have notified any applicable Enhancement Provider entitled to such notification pursuant to the relevant Supplement in writing that such action will not result in a reduction or withdrawal of the rating (without regard to the presence of the Enhancement provided by each such Enhancement Provider and in effect immediately before the taking of such action) of any outstanding Series of Notes issued pursuant to such related Supplement and, with respect to the issuance of a Series of Notes, the "Rating Agency Confirmation Condition" also means, in addition to the above, that each Rating Agency that is referred to in the related Supplement as being required to deliver its rating with respect to such Series of Notes shall have notified AFC-II, AESOP Leasing, AESOP Leasing II, ARAC, each Lessee, any Enhancement Provider and the Trustee in writing that such rating has been issued by such Rating Agency.

       "Rating Agency Consent Condition" means, with respect to any action, that
(i) each Rating Agency shall have notified AFC-II, AESOP Leasing, AESOP Leasing II, ARAC, each Lessee, any Enhancement Provider and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating (in effect immediately before the taking of such action) of any outstanding Series of Notes with respect to which it is a Rating Agency and, with respect to the issuance of a Series of Notes, the

"Rating Agency Consent Condition" also means that each Rating Agency that is referred to in the related Supplement as being required to deliver its rating with respect to such Series of Notes shall have notified AFC-II, AESOP Leasing, AESOP Leasing II, ARAC, each Lessee, any Enhancement Provider and the Trustee in writing that such rating has been issued by such Rating Agency and (ii) any Enhancement Provider entitled to consent pursuant to the related Supplement shall have consented in writing to such action.

      "Receivables Financing Agreement" means each agreement pursuant to which financing may be extended to the Intermediary for the purchase of Replacement Vehicles as to which the Rating Agency Consent Condition has been satisfied and as to which, if there shall be any Series of Notes outstanding supporting Commercial Paper Notes, the CP Rating Agency Condition has been satisfied and the approval of the Majority Banks (as defined in the applicable Supplement) has been obtained, and which initially shall mean the Receivables Financing Agreement, dated as of September 15, 1998, among the Intermediary and Atlantic Asset Securitization Corp., Lyon Short Term Funding Corp., and Credit Lyonnais New York Branch, individually and as agent.

      "Receivables Funding Documents" means each Receivables Financing Agreement and each note or other document delivered pursuant thereto.

      "Receivables Funding Loans" means loans made by the Receivables Lender pursuant to the Receivables Financing Agreement for the purpose of acquiring Replacement Vehicles on the terms and subject to the conditions of the Master Exchange Agreement.

      "Receivables Lender" means, the financial institutions from time to time party to each Receivables Financing Agreement, which initially shall mean, collectively, Atlantic Asset Securitization Corp., Lyon Short Term Funding Corp., and Credit Lyonnais New York Branch, and their respective successors and assigns.

      "Receivables Lender Agent" means the financial institution from time to time serving as lender agent for the Receivables Lender, which initially shall be Credit Lyonnais New York Branch.

      "Receivables Lender Collateral" has the meaning assigned to such term in the Master Exchange Agreement.

      "Reconveyed Receivables" means Relinquished Vehicle Receivables that have been reconveyed by the Intermediary to AESOP Leasing pursuant to Section 2.4,
8.1 or 8.2 of the Master Exchange Agreement.

      "Record Date" means, with respect to any Distribution Date, the last day of the Related Month.

      "Redesignated Program Vehicle" means a Program Vehicle that is rejected as ineligible for repurchase by the related Manufacturer (or for sale at auction under the applicable Manufacturer Program) and that is not expected to be accepted upon a subsequent return, or that at the time of its intended disposition is determined by the relevant Lessee as likely to be so rejected; provided, however, that after such rejection or determination such Vehicle will not be used in the operating fleet of the relevant Lessee.

      "Registrar" is defined in Section 2.6(a) of the Base Indenture.

      "Regulation S" is defined in Section 2.5(b) of the Base Indenture.

      "Related Documents" means, collectively, the Indenture, the Notes, any Enhancement Agreement, the Loan Agreements, the Assignment Agreements, the Vehicle Title and Lienholder Nominee Agreements, the Administration Agreement, the Cendant Indemnity, the Termination Services Agreement, the Securities Account Control Agreements, the Loan Notes, any Placement Agency Agreement, any agreements relating to the issuance or the purchase of any of the Notes, the Leases, the Supplemental Documents relating to the Leases, each Lockbox Agreement, the Master Exchange Agreement, the Intercreditor Agreement, and the Receivables Funding Documents.

      "Related Lease" means (i) with respect to the AESOP I Operating Lease Loan Agreement, the AESOP I Operating Lease, (ii) with respect to the AESOP I Finance Lease Loan Agreement, the Finance Lease and (iii) with respect to the AESOP II Loan Agreement, the AESOP II Operating Lease.

      "Related Loan Agreement" means (i) with respect to the AESOP I Operating Lease, the AESOP I Operating Lease Loan Agreement, (ii) with respect to the AESOP I Finance Lease, the AESOP I Finance Lease Loan Agreement and (iii) with respect to the AESOP II Operating Lease, the AESOP II Loan Agreement.

      "Related Month" means, (i) with respect to any Payment Date, Determination Date or Distribution Date, the most recently ended calendar month, (ii) with respect to any other date, the calendar month in which such date occurs and
(iii) with respect to an Interest Period, the month in which such Interest Period commences; provided, however, that with respect to the above clause (i), the initial Related Month shall be the period from and including the date of issuance of the first Series of Notes to and including the last day of the calendar month in which such issuance occurs.

      "Relinquished Vehicle" has the meaning assigned to such term in the Master Exchange Agreement.

      "Relinquished Vehicle Borrowing Base Component" means, on any date of determination, the sum of (i) the Identification Period Component and (ii) the lesser of (A) $25,000,000 and (B) the Post-Identification Period Component on such date.

      "Relinquished Vehicle Property" means (i) the rights to sell or otherwise dispose of Relinquished Vehicles under the relevant Manufacturer Programs, (ii) any and all proceeds of such Relinquished Vehicles (other than Reconveyed Receivables), and (iii) solely to the extent assigned pursuant to the Master Exchange Agreement, as provided in the definition of the term "Assigned Special Default Payments" set forth therein, any Special Default Payments payable in respect of such Relinquished Vehicles, any rights under the Guaranty with respect to such Special Default Payments and any rights to exercise remedies to enforce collection of any of the foregoing.

      "Relinquished Vehicle Receivables"means the amounts payable by the Manufacturers of Relinquished Vehicles as the purchase price thereof pursuant to the relevant Repurchase Program, other than Reconveyed Receivables.

      "Replacement Vehicle" has the meaning assigned to such term in the Master Exchange Agreement.

      "Repurchase Amount" means, with respect to any Series of Notes, the amount specified in the applicable Supplement.

      "Repurchase Period" means, with respect to any Program Vehicle, the period during which such Vehicle may be turned in to the Manufacturer thereof for repurchase or sale at auction pursuant to the applicable Manufacturer Program.

      "Repurchase Price" with respect to any Vehicle (i) subject to a Repurchase Program means the price paid or payable by the Manufacturer thereof to repurchase such Vehicle pursuant to its Manufacturer Program and (ii) subject to a Guaranteed Depreciation Program means the amount which the Manufacturer thereof guarantees will be paid to AESOP Leasing (or the Intermediary, pursuant to the Master Exchange Agreement), AESOP Leasing II or ARAC, as the case may be, as the seller of such Vehicle by such Manufacturer and/or the related auction dealers upon the disposition of such Vehicle pursuant to its Manufacturer Program.

      "Repurchase Program" means a program pursuant to which a Manufacturer has agreed with AESOP Leasing (or the Intermediary, pursuant to the Master Exchange Agreement), AESOP Leasing II or ARAC, as the case may be, to repurchase Vehicles manufactured by such Manufacturer or one of its Affiliates during the specified Repurchase Period.

      "Required AESOP I Operating Lease Vehicle Amount" means, with respect to each Series of Notes, the amount specified in the applicable Supplement.

      "Required Aggregate Asset Amount" means on any date of determination the Aggregate Invested Amount on such date.

      "Required Enhancement Amount" is defined, with respect to any Series, in the related Supplement.

      "Required Noteholders" means Noteholders holding in excess of 50% of the aggregate Invested Amount of a Series of Notes (excluding, for the purposes of making the foregoing calculation, any Notes held by (i) AFC-II or any Affiliate of AFC-II and (ii) ARC or any Affiliate of ARC).

      "Required Secured Parties" is defined with respect to any Series in the related Supplement.

      "Requirements of Law" means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).

      "Requisite Investors" means Noteholders holding in excess of 50% of the aggregate Invested Amount of all outstanding Series of Notes (excluding, for the purposes of making the foregoing calculation, any Notes held by (i) AFC-II or any Affiliate of AFC-II and (ii) ARC or any Affiliate of ARC).

      "Residual Value Payment" shall mean, with respect to a Vehicle as of the date of calculation, an amount equal to the Termination Value of such Vehicle, provided, however, that in no event shall the sum of the net present value of the Monthly Base Rent paid or accrued with respect to such Vehicle to the date of calculation plus the net present value of the Termination Value of such Vehicle exceed 88 percent of the Capitalized Cost of such Vehicle, with such net present value calculated to the Vehicle Finance Lease Commencement Date for such Vehicle with the discount rate equal to the interest rate utilized to calculate the interest component of the Monthly Base Rent heretofore paid or accrued for such Vehicle to the date of calculation. This Residual Value Payment will be reduced (but not below zero) by the proceeds received by the Lessor on the sale of the Vehicle including any sale pursuant to any Manufacturer Program.

      "Restricted Global Note" is defined in Section 2.5(a) of the Base
Indenture.

      "Revolving Period" means, with respect to any Series of Notes, the period specified in the applicable Supplement.

      "Rule 144A" is defined in Section 2.5(a) of the Base Indenture.

      "S&P" or "Standard & Poor's" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc.

      "Secured Parties" is defined in Section 3.1 of the Base Indenture.

      "Securities Account Control Agreements" means the AFC-II Securities Account Control Agreements and the ARAC Securities Account Control Agreement.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Segregated Series" is defined in Section 2.3(b) of the Base Indenture.

      "Series A Preferred Stock" means the Adjustable Rate Cumulative Participating Preferred Stock ($1 par value), Series A, of AESOP Leasing II issued on the Initial Closing Date.

      "Series Closing Date" means, with respect to any Series of Notes, the date of issuance of such Series of Notes, as specified in the related Supplement.

      "Series of Notes" or "Series" means each Series of Notes issued and authenticated pursuant to the Base Indenture and a related Supplement.

      "Series-Specific Collateral" is defined in Section 2.3(b) of the Base Indenture.

      "Series Termination Date" means, with respect to any Series of Notes, the date stated in the related Supplement as the termination date.

      "Special Default Payments" is defined (i) for purposes of the AESOP I Operating Lease in Section 13.3 thereof, (ii) for purposes of the AESOP II Operating Lease in Section 13.3 thereof and (iii) for purposes of the Finance Lease in Section 13.3 thereof.

      "Special Service Charges" means any and all charges assessed to the Lessees pursuant to the AESOP I Operating Lease with respect to the fees, expenses, indemnities and other amounts payable by AESOP Leasing (without giving effect to any recourse limitation applicable to AESOP Leasing, including the limitation set forth in Section 8.14 of the Master Exchange Agreement) to the Intermediary pursuant to the Master Exchange Agreement.

      "Specified States Amount" means, as of any date of determination, the aggregate Net Book Value of all Vehicles leased under the Operating Leases on such day that are titled in the States of Ohio, Oklahoma and Nebraska.

      "Standard Casualty" means, with respect to any Vehicle, that (i) such Vehicle is destroyed, seized or otherwise rendered permanently unfit or unavailable for use and, if such Vehicle is a Program Vehicle, is not tendered to and accepted for repurchase by the applicable Manufacturer within 90 days following the occurrence thereof or (ii) such Vehicle is lost or stolen and is not recovered and, if such Vehicle is a Program Vehicle, not tendered to and accepted for repurchase by the applicable Manufacturer within 180 days following the occurrence thereof.

      "Subaru" means Subaru of America Inc., a Nebraska corporation.

      "Sublease Notice" is defined in Section 7 of the Finance Lease.

      "Subsidiary" means, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

      "Supplement" means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Section 2.3 or Article 12 of the Base Indenture.

      "Supplemental Carrying Charges" means, with respect to each Loan Interest Period for which the Average Daily Loan Balance under each Loan Agreement is zero, an amount equal to the sum of (A) the amount of interest accrued during such Loan Interest Period with respect to all Series of Notes, plus (B) the sum of any Swap Payments payable by AFC-II on the next succeeding Payment Date, minus (C) the sum of any Swap Payments payable to AFC-II on the next succeeding Payment Date.

      "Supplemental Documents" is defined (i) for purposes of the AESOP I Operating Lease in Section 2.1 thereof, (ii) for purposes of the AESOP II Operating Lease in Section 2.1 thereof and (iii) for purposes of the Finance Lease in Section 2.1 thereof.

      "Supplemental Interest" is defined (i) for purposes of the AESOP I Operating Lease Loan Agreement in Section 4.2 thereof, (ii) for purposes of the AESOP I Finance Lease Loan Agreement in Section 4.2 thereof and (iii) for purposes of the AESOP II Loan Agreement in Section 4.2 thereof.

      "Supplemental Rent" means, with respect to each of the Leases, any and all amounts due thereunder other than Monthly Base Rent.

      "Suzuki" means American Suzuki Motor Corporation, a California corporation.

      "Swap Agreement" means one or more interest rate swap contracts, interest rate cap agreements or similar contracts entered into by AFC-II in connection with the issuance of a Series of Notes, as specified in the related Supplement, providing limited protection against interest rate risks.

      "Swap Payments" means amounts payable to or receivable by AFC-II pursuant to any Swap Agreement.

      "Temporary Global Note" is defined in Section 2.5(b) of the Base
Indenture.

      "Term" is defined (i) for purposes of the AESOP I Operating Lease in
Section 3.2 thereof, (ii) for purposes of the AESOP II Operating Lease in
Section 3.2 thereof and (iii) for purposes of the Finance Lease in Section 3.2 thereof.

      "Termination Services Agreement" means the Termination Services Agreement, dated as of July 30, 1997, by and among WizCom, ARAC, AFC-II and the Trustee, as amended, modified or supplemented from time to time in accordance with its terms.

      "Termination Services Reserve Account" is defined in Section 3 of the Administration Agreement.

      "Termination Services Reserve Draw Amount" means, as of any date of determination, the lesser of (i) the amount then due to WizCom from ARAC pursuant to the Termination Services Agreement and (ii) the amount on deposit in the Termination Services Reserve Account on such date.

      "Termination Value" means, with respect to any Vehicle, as of any date, an amount equal to (i) the Capitalized Cost of such Vehicle, minus (ii) unless otherwise deducted in the calculation of "Capitalized Cost", all Depreciation Charges for such Vehicle accrued prior to such date, minus (iii) in the case of any Non-Program Vehicle, the amount of any upfront incentive fees paid by the Manufacturer of such Vehicle in respect of the purchase of such Vehicle.

      "Toyota" means Toyota Motor Sales, U.S.A., Inc., a California Corporation.

      "Transfer Agent" is defined in Section 2.9(a)(iii) of the Base Indenture.

      "Trust Accounts" has the meaning assigned to such term in the Master Exchange Agreement.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

      "Trust Officer" means, with respect to the Trustee, any Senior Vice President, Vice President, Assistant Vice President, Assistant Secretary or Assistant Treasurer of the Corporate Trust Office, or any trust officer, or any officer customarily performing functions similar to those performed by the person who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, or any successor thereto responsible for the administration of the Base Indenture.

      "Trustee" means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

      "Turnback Date" means, with respect to any Program Vehicle or Non-Program Vehicle subject to a Manufacturer Program, the date on which such Vehicle is accepted for return by a Manufacturer or its agent pursuant to its Manufacturer Program and the Depreciation Charges cease to accrue pursuant to its Manufacturer Program.

      "UCC" means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction.

      "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

      "U.S. Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged as to full and timely payment of such obligations.

      "Variable Funding Note" is defined in Section 2.5(c) of the Base
Indenture.

      "Vehicle" means a passenger automobile or light truck leased by any Lessee pursuant to a Lease and when used in a Lease means a vehicle leased pursuant to such Lease.

      "Vehicle Acquisition Schedule" means a schedule in the form of Attachment B to each Operating Lease and the Finance Lease.

      "Vehicle Finance Lease Commencement Date" is defined in Section 3.1 of the Finance Lease.

      "Vehicle Finance Lease Expiration Date" is defined in Section 3.1 of the Finance Lease.

      "Vehicle Operating Lease Commencement Date" (i) with respect to Vehicles subject to the AESOP I Operating Lease is defined in Section 3.1 thereof and
(ii) with respect to Vehicles subject to the AESOP II Operating Lease is defined in Section 3.1 thereof.

      "Vehicle Operating Lease Expiration Date" (i) with respect to Vehicles subject to the AESOP I Operating Lease is defined in Section 3.1 thereof and
(ii) with respect to Vehicles subject to the AESOP II Operating Lease is defined in Section 3.1 thereof.

      "Vehicle Order" (i) with respect to Vehicles subject to the AESOP I Operating Lease is defined in Section 2.1 thereof, (ii) with respect to Vehicles subject to the

AESOP II Operating Lease is defined in Section 2.1 thereof and (iii) with respect to Vehicles subject to the Finance Lease is defined in Section 2.1 thereof.

      "Vehicle Perfection and Documentation Requirements" means, (i) with respect to a Vehicle (other than an Initial Vehicle), submission of an application for the issuance of a certificate of title for such Vehicle with the department of registry of motor vehicles of the applicable state in which such Vehicle is to be registered, which application shall reflect the following:
AESOP Leasing or its Permitted Nominee (in the case of Vehicles subject to the AESOP I Operating Leases), AESOP Leasing II or its Permitted Nominee (in the case of Vehicles subject to the AESOP II Operating Lease) and ARAC or its Permitted Nominee (in the case of Vehicles subject to the Finance Lease), as the registered owner and the Trustee as the first lienholder (except that with respect to Vehicles titled in the states of Ohio, Oklahoma and Nebraska, the Trustee will not be noted as the first lienholder on the Certificates of Title relating to such Vehicles), (ii) with respect to each Initial PVT Vehicle and each Initial Financed Vehicle, BONY will be noted as the first lienholder on the Certificates of Title relating to such Vehicles and (iii) with respect to each Franchisee Vehicle, the nominee lienholder under the related Franchisee Nominee agreement will be noted as the first lienholder on the Certificate of Title relating to such Vehicle.

      "Vehicle Purchase Price" (i) with respect to Vehicles subject to the AESOP I Operating Lease is defined in Section 2.5 thereof, (ii) with respect to Vehicles subject to the AESOP II Operating Lease is defined in Section 2.5 thereof and (iii) with respect to Vehicles subject to the Finance Lease is defined in Section 2.5 thereof.

      "Vehicle Purchase Surplus Amount" means, with respect to Vehicles subject to the Finance Lease, as of any Payment Date, an amount equal to the sum of (1) the excess, if any, of (x) the aggregate of the Vehicle Purchase Price for all Vehicles purchased by the Lessee pursuant to Section 2.5(a) of the Finance Lease or sold to third parties pursuant to Section 2.6 of the Finance Lease, in each case during the Related Month over (y) the aggregate of the Termination Values for all Vehicles so purchased or sold during such Related Month, and (2) the excess, if any, of (x) the aggregate Repurchase Price for Vehicles returned to a Manufacturer during the Related Month and which had a Repurchase Price in excess of the Termination Value for such Vehicles over (y) the aggregate Termination Value for all such Vehicles.

      "Vehicle Return Default" (i) with respect to Vehicles subject to the AESOP I Operating Lease is defined in Section 18.6 thereof, (ii) with respect to Vehicles subject to the AESOP II Operating Lease is defined in Section 18.6 thereof and (iii) with respect to Vehicles subject to the Finance Lease is defined in Section 18.6 thereof.

      "Vehicle Term" (i) with respect to Vehicles subject to the AESOP I Operating Lease is defined in Section 3.1 thereof, (ii) with respect to Vehicles subject to the AESOP II Operating Lease is defined in Section 3.1 thereof and
(iii) with respect to Vehicles subject to the Finance Lease is defined in
Section 3.1 thereof.

      "Vehicle Title and Lienholder Nominee Agreements" means the PVHC/BONY Nominee Agreement, the Quartx Nominee Agreement, the Original AESOP Nominee Agreement, the BONY Nominee Agreement and any Franchisee Nominee Agreements.

      "Vehicle Turn-In Condition" (i) with respect to Vehicles subject to the AESOP I Operating Lease is defined in Section 13.1 thereof, (ii) with respect to Vehicles subject to the AESOP II Operating Lease is defined in Section 13.1 thereof (iii) with respect to Vehicles subject to the Finance Lease is defined in Section 13.1 thereof.

      "VIN" means vehicle identification number.

      "Wholly-Owned Subsidiary" means, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity of which securities or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent.

      "WizCom" means WizCom International, Ltd., a Delaware corporation.

      "Working Capital Facility" means the Credit Agreement, dated as of July 30, 1997, among ARC, ARAC, the lenders parties thereto from time to time, The Chase Manhattan Bank and Lehman Commercial Paper Inc., as amended Supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

      "written" or "in writing" means any form of written communication, including, without limitation, by means of telex, telecopier device, telegraph or cable.